QuickLinks -- Click here to rapidly navigate through this document

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant /x/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/x/	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/ /	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Under Rule 14a-12
HEALTH NET, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

HEALTH NET,
INC.

NOTICE OF
2001 ANNUAL
MEETING
AND
PROXY
STATEMENT

PRELIMINARY COPY

March 30, 2001

Dear Stockholders:

    It is a pleasure to invite you to attend the 2001 Annual Meeting of Stockholders of Health Net, Inc. to be held simultaneously via the Internet at www.vcall.com and at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367 on Thursday, May 3, 2001, at 10:00 a.m. (PDT).

    Each item of business described in the accompanying Notice of Annual Meeting and Proxy Statement will be discussed during the meeting and stockholders who attend in person will have an opportunity to ask questions. A report on our business operations will be presented at the meeting.

    It is important that you vote your shares whether or not you plan to attend the meeting. We urge you to carefully review the Proxy Statement and to vote your choices either via the Internet or on the enclosed card. Please sign, date and return your proxy card in the envelope provided as soon as possible or complete a proxy card over the Internet at www.computershare.com/us/proxy. If you do attend the meeting in person, your proxy can be revoked at your request.

    Sincerely,

    Jay M. Gellert

    President and Chief Executive Officer

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

    Health Net, Inc. will hold its 2001 Annual Meeting of Stockholders on Thursday, May 3, 2001 at 10:00 a.m. (PDT) simultaneously via the Internet at www.vcall.com and at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367, for the following purposes:

  1.
  To elect four directors to serve a three-year term until the 2004 Annual Meeting of Stockholders; provided, however, that, if Proposal 5 is approved, the terms of all directors in office at the time the proposed amendment and restatement becomes effective shall expire at the 2002 Annual Meeting of Stockholders or at such time as their successors are elected and have been qualified.
  2.
  To elect one director to serve a two-year term until the 2003 Annual Meeting of Stockholders; provided, however, that, if Proposal 5 is approved, the terms of all directors in office at the time the proposed amendment and restatement becomes effective shall expire at the 2002 Annual Meeting of Stockholders or at such time as their successors are elected and have been qualified.
  3.
  To ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.
  4.
  To consider and act upon a proposal to amend and restate Health Net's current certificate of incorporation to eliminate the authority for thirty million (30,000,000) shares of Class B Convertible Common Stock of Health Net, and to reclassify the thirty million (30,000,000) shares of authorized stock of Health Net equally between the authorized Class A Common Stock and Preferred Stock of Health Net.
  5.
  To consider and act upon a proposal to amend and restate Health Net's current certificate of incorporation to:
  •
  eliminate the separation of Health Net's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis; and
  •
  eliminate provisions relating to the removal of directors.
  6.
  To act upon any other matters that may properly come before the meeting.

    The Board of Directors has fixed Friday, March 16, 2001 as the record date for the determination of the stockholders entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement of the annual meeting.

    At the annual meeting, each share of Class A Common Stock, par value $.001 per share, of the Company represented at the annual meeting will be entitled to one vote on each matter properly brought before the annual meeting. Jay M. Gellert and B. Curtis Westen have been appointed as proxy holders, with full rights of substitution, for the holders of Class A Common Stock.

                          By Order of the Board of Directors,

                          B. Curtis Westen, Esq.

                          Senior Vice President, General Counsel and Secretary

March 30, 2001

YOUR VOTE IS IMPORTANT

    All stockholders are cordially invited to attend the 2001 Annual Meeting of Stockholders of Health Net, Inc. either in person or via the Internet. However, to ensure your representation at the annual meeting, please mark, sign, date and return the enclosed proxy card as soon as possible in the enclosed self-addressed, postage-paid envelope or, alternatively, fill out the proxy card over the Internet at www.computershare.com/us/proxy. If you attend the annual meeting in person, you may vote at the meeting even if you have previously returned a proxy.

PROXY STATEMENT

General; Voting of Shares

    The accompanying proxy is solicited by the Board of Directors of Health Net, Inc. (the "Company" or "Health Net") for use at its 2001 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, May 3, 2001 at 10:00 a.m. (PDT) simultaneously via the Internet at www.vcall.com and at the Hilton Woodland Hills, 6360 Canoga Avenue, Woodland Hills, California 91367, and at any adjournments or postponements thereof. The Company expects to mail this proxy statement and accompanying proxy card beginning on or about March 30, 2001 to give holders of Class A Common Stock, par value $.001 per share ("Class A Common Stock"), of the Company of record on March 16, 2001 (the "Record Date") an opportunity to vote at the Annual Meeting.

    The Annual Meeting will be held simultaneously via the Internet and in person. Participation at the Annual Meeting via the Internet will consist of live sound and real-time access to printed material. To attend the Annual Meeting via the Internet, a stockholder should log-on to www.vcall.com on Thursday, May 3, 2001 and follow the instructions provided at the site. Stockholders will not be permitted to vote over the Internet during the Annual Meeting.

    Each share of Class A Common Stock represented at the Annual Meeting is entitled to one vote on each matter properly brought before the Annual Meeting. Although the Company previously had outstanding shares of non-voting Class B Convertible Common Stock, par value $.001 per share ("Class B Common Stock"), all of such Class B Common Stock was automatically converted into Class A Common Stock upon its sale by The California Wellness Foundation ("The CWF") to unrelated third parties. As a result, no Class B Common Stock currently is outstanding. The Company's by-laws require that the holders of a majority of the total number of shares entitled to vote be present in person or by proxy in order for the business of the Annual Meeting to be transacted. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting. Attendance at the Annual Meeting over the Internet will not be counted for purposes of determining the presence or absence of a quorum for the transaction of business at the Annual Meeting.

    In voting, please specify your choices by marking the appropriate spaces on the enclosed proxy card, signing and dating the card and returning it in the accompanying envelope or, alternatively, by completing a proxy card over the Internet at www.computershare.com/us/proxy before 5:00 p.m. (CDT) on May 1, 2001. Voting over the Internet will not be permitted after 5:00 p.m. (CDT) on Tuesday, May 1, 2001. If no directions are given and either the signed card is returned or the Internet proxy card is submitted, then the proxy holders will vote the shares for the election of all listed nominees, for the adoption of the amendments to the Company's current certificate of incorporation described below and in accordance with the directors' recommendations or as stated on the proxy card for the other subjects listed on the proxy card, and at their discretion on any other matters that may properly come before the meeting.

    Instructions on how to submit a proxy via the Internet are located on the attachment to the proxy card included with this proxy statement. The Internet voting procedures are designed to authenticate stockholders of the Company by use of a control number located on the attachment to the proxy card included herewith. If you hold your shares through a bank, broker or other holder of record, check the information provided by that entity to determine which voting options are available to you. Please be aware that any costs related to voting over the Internet, such as Internet access charges and telecommunications costs, will be your responsibility.

Revocability of Proxies

    Any stockholder giving a proxy has the power to revoke it at any time before the proxy is voted. Proxies may be revoked by filing with the Secretary of the Company written notice of revocation bearing a later date than the proxy, by duly executing a subsequently dated proxy relating to the same shares of Class A Common Stock and delivering it to the Secretary of the Company or submitting it electronically via the Internet at www.computershare.com/us/proxy before 5:00 p.m. (CDT) on May 1, 2001, or by attending the Annual Meeting in person and voting such shares during the Annual Meeting. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. Any subsequently dated proxy or written notice revoking a proxy should be sent to the Secretary of Health Net, Inc., at its executive offices at 21650 Oxnard Street, Woodland Hills, California 91367 or if a subsequently dated proxy is submitted electronically, it should be sent via the Internet before 5:00 p.m. (CDT) on May 1, 2001 using the web site at www.computershare.com/us/proxy.

Shares Outstanding

    Only holders of record of Class A Common Stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. As of the Record Date, the Company had outstanding            shares of Class A Common Stock. Each share of Class A Common Stock is entitled to one vote.

Solicitation

    The Company will bear the entire cost of the solicitation of proxies, including preparation, assembly and mailing of this proxy statement, the proxy and any additional materials furnished to stockholders. Proxies may be solicited by directors, officers and a small number of regular employees of the Company personally or by mail, telephone or telegraph, but such persons will not be specially compensated for such service. Copies of solicitation material will be furnished to brokerage houses, fiduciaries and custodians that hold shares of Class A Common Stock of record for beneficial owners for forwarding to such beneficial owners. The Company has also engaged Georgeson & Co. to assist in the solicitation of proxies. This firm will be paid a fee of approximately $10,000 and will be reimbursed for expenses incurred in connection with such engagement. The Company may also reimburse persons representing beneficial owners for their costs of forwarding the solicitation material to such owners.

    Your vote is important. Please return a proxy card (or fill out the Internet proxy) promptly so your shares can be represented, even if you plan to attend the Annual Meeting in person. Highlights of the Annual Meeting and the voting results will be included in the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2001.

INTRODUCTION

    Health Net is an integrated managed care organization which administers the delivery of managed health care services. The Company was formerly named "Foundation Health Systems, Inc." and changed its name to "Health Net, Inc." in November, 2000. The Company's health maintenance organizations ("HMOs"), insured preferred provider organizations and government contracts subsidiaries provide health benefits to approximately 5.5 million individuals in 16 states through group, individual, Medicare, Medicaid and TRICARE programs. The Company's subsidiaries also offer managed health care products related to behavioral health, dental, vision and prescription drugs, and offer managed health care product coordination for multi-region employers and administrative services for medical groups and self-funded benefits programs. The Company operates and conducts its HMO and other businesses through its subsidiaries.

    The Company's current operations are a result of the merger transaction (the "FHS Combination") involving the Company (then named Health Systems International, Inc. ("HSI")) and Foundation Health Corporation ("FHC") which was consummated on April 1, 1997.

NOMINATION AND ELECTION OF DIRECTORS

    The Board of Directors of the Company currently consists of 11 persons, divided into three classes with three directors designated in Class I, four directors designated in Class II and four directors designated in Class III. Such classes have been established pursuant to Health Net's current certificate of incorporation and are "staggered" so that each class of directors is elected every third year. At the Annual Meeting, stockholders will elect four directors for Class II and one director for Class I.

    As described below under "Proposal 5," the stockholders are being asked to consider and act upon a proposal to amend and restate Health Net's current certificate of incorporation to eliminate the separation of Health Net's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis. In the event Proposal 5 is approved, upon the proposed amendment and restatement becoming effective, the classified board provisions of Health Net's current certificate of incorporation will be eliminated, the terms of all directors of the Company will expire at the 2002 Annual Meeting of Stockholders and, beginning with the 2002 Annual Meeting of Stockholders, all directors of Health Net will be elected for one-year terms.

PROPOSAL 1—ELECTION OF CLASS II DIRECTORS

    At the Annual Meeting, stockholders will elect four directors for Class II. The Class II nominees are Gale S. Fitzgerald, Roger F. Greaves, Richard W. Hanselman and Raymond S. Troubh. Each Class II director will be elected for a three-year term and will hold office until the 2004 Annual Meeting of Stockholders (unless Proposal 5 is approved by stockholders, in which case such directors will be elected to one-year terms and will hold office until the 2002 Annual Meeting of Stockholders). In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

    Health Net's by-laws provide that the persons receiving a plurality of the votes cast, up to the number of directors to be elected, shall be elected. Abstentions and broker non-votes will be disregarded and will have no effect on the vote for directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors. Since only four Class II nominees have been named, proxies cannot be voted for a number of persons greater than four. Shares represented by proxies marked "withhold authority" for one or more Class II nominees will be counted as a negative vote.

The Board of Directors recommends a vote
FOR each named Class II nominee.

PROPOSAL 2—ELECTION OF CLASS I DIRECTOR

    At the Annual Meeting, stockholders will elect one Class I director. The Class I nominee is Bruce G. Willison. The Class I director will be elected for a two-year term and will hold office until the 2003 Annual Meeting of Stockholders (unless Proposal 5 is approved by stockholders, in which case such director will be elected to a one-year term and will hold office until the 2002 Annual Meeting of Stockholders). In each case, the elected director will continue in office until such director's successor is elected and has been qualified, or until such director's earlier death, resignation or removal.

    Health Net's by-laws provide that the persons receiving a plurality of the votes cast, up to the number of directors to be elected, shall be elected. Abstentions and broker non-votes will be disregarded and will have no effect on the vote for directors. Stockholders eligible to vote at the Annual Meeting do not have cumulative voting rights with respect to the election of directors. Since only one nominee has been named, proxies cannot be voted for a number of persons greater than one. Shares represented by proxies marked "withhold authority" for the Class I nominee will be counted as a negative vote.

The Board of Directors recommends a vote
FOR each named Class I nominee.

Nominees and Continuing Directors

    The Company's current certificate of incorporation provides that the Board of Directors will consist of not less than three nor more than twenty members, the exact number to be determined in accordance with the Company's by-laws. The current certificate of incorporation further provides for the Board of Directors to be divided into three classes, each class to serve for staggered three-year terms, with each class consisting, as nearly as possible, of one-third of the directors.

    As described below under "Proposal 5," the stockholders are being asked to consider and act upon a proposal to amend and restate Health Net's current certificate of incorporation to eliminate the separation of Health Net's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis. In the event Proposal 5 is approved, upon the proposed amendment and restatement becoming effective, the classified board provisions of Health Net's current certificate of incorporation will be eliminated, the terms of all directors of the Company will expire at the 2002 Annual Meeting of Stockholders and, beginning with the 2002 Annual Meeting of Stockholders, all directors of Health Net will be elected for one-year terms.

    Effective May, 2000, Admiral Earl B. Fowler, a prior director in Class I, resigned from the Company's Board of Directors in connection with his retirement. In December, 2000, the Board of Directors elected Bruce G. Willison to fill a vacancy in Class I of the Board of Directors. In March, 2001, the Board of Directors eliminated a vacancy in Class I, created a vacancy in Class II and elected Gale S. Fitzgerald to fill the vacancy in Class II. There are currently no vacancies on the Board of Directors.

    The nominees were designated for election, pursuant to the by-laws, by the Committee on Directors of the Board of Directors of the Company. Each of the nominees has consented to serve as a director if elected. The following table sets forth certain information with respect to the nominees as well as to those other directors in Class I and Class III whose terms continue after the Annual Meeting:

CLASS II NOMINEES

Name	Principal Occupation or Employment	Age	Term to Expire
Class II
Gale S. Fitzgerald	Former Chair and Chief Executive Officer of Computer Task Group, Inc.	50	2004
Roger F. Greaves	Former Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company and Director of various companies	63	2004
Richard W. Hanselman	Chairman of the Board of the Company and Director and Consultant to various companies	73	2004
Raymond S. Troubh	Financial Consultant to and Director of various companies	74	2004

CLASS I NOMINEE

Name	Principal Occupation or Employment	Age	Term to Expire
Class I
Bruce G. Willison	Dean of the Anderson School of the University of California at Los Angeles	52	2003

CONTINUING DIRECTORS

Name	Principal Occupation or Employment	Age	Term to Expire
Class I
Gov. George Deukmejian	Former Partner of Sidley & Austin and former Governor of the State of California	72	2003
Jay M. Gellert	President and Chief Executive Officer of the Company	47	2003
Class III
J. Thomas Bouchard	Former Senior Vice President, Human Resources of International Business Machines Corporation	60	2002
Thomas T. Farley	Senior Partner of Petersen & Fonda, P.C.	66	2002
Patrick Foley	Former Chairman, President and Chief Executive Officer of DHL Airways, Inc., and Director of various companies	69	2002
Richard J. Stegemeier	Chairman Emeritus of the Board of Directors of Unocal Corporation	72	2002

* All terms will expire at the 2002 Annual Meeting of Stockholders in the event Proposal 5 is approved by the stockholders.

Information Concerning Current Members of the Board of Directors and Nominees

    Mr. Bouchard became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January, 1994, upon consummation of the merger transaction involving H.N. Management Holdings, Inc. and QualMed, Inc. ("QualMed") which created HSI (the "HSI Combination"). Mr. Bouchard served as a director of QualMed from May, 1991 until February, 1995. From October, 1994 to July, 2000, Mr. Bouchard served as Senior Vice President, Human Resources of International Business Machines Corporation. From June, 1989 until October, 1994, Mr. Bouchard served as Senior Vice President & Chief Human Resources Officer of U.S. West, Inc., a diversified global communications company, and prior to that time he was Senior Vice President-Human Resources and Organization for United Technologies Corp. Mr. Bouchard has served on the Board of Directors of the LPA Labor Policy Association since March, 1991 and Nordstrom fsb (formerly Nordstrom National Credit Bank) since April, 1991. Mr. Bouchard also serves on the Board of Trustees of the American Indian College Fund and Concept 5 Technologies.

    Mr. Deukmejian became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January, 1994, upon consummation of the HSI Combination. Mr. Deukmejian served as a director of QualMed from April, 1992 until February, 1995. From February, 1991 through June, 1999, Mr. Deukmejian was a partner in the law firm of Sidley & Austin, Los Angeles, California. From July, 1999 to June, 2000, Mr. Deukmejian was senior counsel to Sidley & Austin. Mr. Deukmejian served as Governor of the State of California for two terms, from January, 1983 to January, 1991. Mr. Deukmejian also served the State of California as Attorney General from 1979 to 1982, as a State Senator from 1967 to 1978 and as a State Assemblyman from 1963 to 1966. Mr. Deukmejian has been a director of Burlington Northern Santa Fe Corporation, a railroad company, since September, 1995, and was a director of one of its predecessors, Santa Fe Corporation, from January, 1991 until September, 1995. Mr. Deukmejian is also a director of The Keith Companies.

    Mr. Farley became a director of the Company upon consummation of the FHS Combination. Previously, he served as a director of HSI since January, 1994, upon consummation of the HSI Combination. Mr. Farley served as a director of QualMed from February, 1991 until February, 1995 and is a senior partner in the law firm of Petersen & Fonda, P.C., Pueblo, Colorado. Mr. Farley was formerly President of the governing board of Colorado State University, the University of Southern Colorado and Ft. Lewis College and Chairman of the Colorado Wildlife Commission. He served as Minority Leader of the Colorado House of Representatives from 1967 to 1975. Mr. Farley was a director of the Public Service Company of Colorado, a public gas and electric company, from 1983 to 1997 and is a director/advisor of Wells Fargo Bank of Pueblo. Mr. Farley is a member of the Board of Regents of Santa Clara University, a Jesuit institution, and a director of Colorado Public Radio.

    Ms. Fitzgerald became a director of the Company in March, 2001. From October, 1994 to June, 2000, Ms. Fitzgerald served as Chair and Chief Executive Officer of Computer Task Group, Inc. ("CTG"), a $460+ million international information technology (IT) services firm. Ms. Fitzgerald remains a member of the CTG Board of Directors. Ms. Fitzgerald served as President and Chief Operating Officer of CTG from July, 1993 to October, 1994, and served as Senior Vice President of CTG's northeast region from 1991 to July, 1993. Prior thereto, Ms. Fitzgerald served in various capacities at International Business Machines Corporation (IBM), culminating in serving as Vice President of IBM's professional services. Ms. Fitzgerald is also Vice Chair of the Board of Directors of Kaleida Health System in western New York and a director of Diebold, Inc. and Yipee, a privately-held Internet technology company, and serves on the Advisory Board of the University of Buffalo's School of Management and the Board of Directors of the Information Technology Association of America (ITAA), where she is also the Chair of the Information Technology and Internet Services Division of ITAA.

    Mr. Foley became a director of the Company in April, 1997 upon consummation of the FHS Combination. Mr. Foley served as a director of FHC from 1996 until the FHS Combination. Mr. Foley served as Chairman and Chief Executive Officer of DHL Airways, Inc. from September, 1988 to July, 1999. Mr. Foley is also a director of Continental Airlines, Glenborough Realty Trust, Del Monte Foods and Flextronics International.

    Mr. Gellert was elected to the Board of Directors of the Company in February, 1999. He became President and Chief Executive Officer of the Company in August, 1998. Previously Mr. Gellert served as President and Chief Operating Officer of the Company from May, 1997 until August, 1998. From April, 1997 to May, 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June, 1996 until March, 1997. He served on the Board of Directors of HSI from June, 1996 to April, 1997. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, he was Senior Vice President and Chief Operating Officer for California Healthcare System.

    Mr. Greaves became a director of the Company in April, 1997 upon consummation of the FHS Combination. Mr. Greaves served as a director of HSI from January, 1994 until the FHS Combination. Mr. Greaves served as Co-Chairman of the Board of Directors, Co-President and Co-Chief Executive Officer of the Company from January, 1994 (upon consummation of the HSI Combination) until March, 1995. Prior to January, 1994, Mr. Greaves served as Chairman of the Board of Directors, President and Chief Executive Officer of H.N. Management Holdings, Inc. (a predecessor to the Company) since its incorporation in June, 1990. Mr. Greaves currently serves as Chairman of the Board of Directors of Health Net of California, Inc. ("HN California"), a subsidiary of the Company. Mr. Greaves also served a prior term as Chairman of the Board of Directors of HN California, and concurrently served as President and Chief Executive Officer of HN California. Prior to joining HN California, Mr. Greaves held various management roles at Blue Cross of Southern California, including Vice President of Human Resources and Assistant to the President, and held various management positions at Allstate Insurance Company from 1962 until 1968. Mr. Greaves is a founding member of (and continues to serve on) the Board of Governors of California State University at Long Beach, and he is a member of the board of directors of Zymed Corporation.

    Mr. Hanselman became a director of the Company in April, 1997 upon consummation of the FHS Combination and became Chairman of the Board of Directors in May, 1999. Mr. Hanselman served as a director of FHC from 1990 until the FHS Combination. He has been a corporate director of and consultant to various companies since 1986. Mr. Hanselman is a director of Arvin Industries, is chairman of a small privately-held company and serves on the Boards of two other privately-held companies.

    Mr. Stegemeier became a director of the Company in April, 1997 upon consummation of the FHS Combination. Mr. Stegemeier served as a director of FHC from 1993 until the FHS Combination. He is Chairman Emeritus of the Board of Directors of Unocal Corporation and served as Chairman and Chief Executive Officer of Unocal Corporation from July, 1988 until his retirement in May, 1994. Mr. Stegemeier is also a director of Northrop Grumman Corporation, Sempra Energy and Montgomery Watson, Inc.

    Mr. Troubh became a director of the Company in April, 1997 upon consummation of the FHS Combination. Mr. Troubh served as a director of FHC from 1991 until the FHS Combination. He is a financial consultant in New York City and a former Governor of the American Stock Exchange. Mr. Troubh served as a general partner of Lazard Freres & Co., an investment banking firm.

Mr. Troubh is also a director of ARIAD Pharmaceuticals, Inc., Diamond Offshore Drilling, Inc., General American Investors Company, Starwood Hotels and Resorts, Inc., Triarc Companies, Inc. and WHX Corporation. Mr. Troubh was a director of Olsten Corporation ("Olsten") until March, 2000, at which time he became a director of Gentiva Health Services ("Gentiva") in connection with the sale by Olsten of certain business lines to Adecco SA and the accompanying transfer of Olsten's health services business to Gentiva. He is also a Trustee of Corporate Renaissance Liquidating Trust, MicroCap Liquidating Trust and Petrie Stores Liquidating Trust.

    Mr. Willison became a director of the Company in December, 2000. Since July, 1999, Mr. Willison has served as Dean of the Anderson School of the University of California at Los Angeles. From April, 1996 to October, 1998, Mr. Willison served as President and Chief Operating Officer of H.F. Ahmanson, Inc. (Home Savings of America). Prior thereto, Mr. Willison was Chairman, President and Chief Executive Officer of First Interstate Bank of California from February, 1991 to April, 1996. Mr. Willison is also a director of Nordstrom, Inc. and H&CB, Inc. (Seoul, South Korea).

EXECUTIVE OFFICERS

    The following sets forth certain biographical information with respect to the current executive officers of the Company.

Name	Age	Position
Jay M. Gellert	47	President and Chief Executive Officer
Jeffrey J. Bairstow	42	President of Government and Specialty Services Division
Steven P. Erwin	57	Executive Vice President and Chief Financial Officer
Karin D. Mayhew	50	Senior Vice President of Organization Effectiveness
Timothy J. Moore, M.D.	44	Senior Vice President and Chief Medical Officer
Cora Tellez	51	President of Health Plans Division
Gary S. Velasquez	40	President of Business Transformation and Innovation Services Division
B. Curtis Westen, Esq.	40	Senior Vice President, General Counsel and Secretary

    Mr. Gellert became President and Chief Executive Officer of the Company in August, 1998. Previously, Mr. Gellert served as President and Chief Operating Officer of the Company from May, 1997 until August, 1998. From April, 1997 to May, 1997, Mr. Gellert served as Executive Vice President and Chief Operating Officer of the Company. Mr. Gellert served as President and Chief Operating Officer of HSI from June, 1996 until March, 1997. He served on the Board of Directors of HSI from June, 1996 to April, 1997. Mr. Gellert has been a director of the Company since March, 1999. Prior to joining HSI, Mr. Gellert directed Shattuck Hammond Partners Inc.'s strategic advisory engagements in the area of integrated delivery systems development, managed care network formation and physician group practice integration. Prior to joining Shattuck Hammond Partners Inc., Mr. Gellert was an independent consultant, and from 1988 to 1991, he served as President and Chief Executive Officer of Bay Pacific Health Corporation. From 1985 to 1988, Mr. Gellert was Senior Vice President and Chief Operating Officer for California Healthcare System.

    Mr. Bairstow became President of the Company's Government and Specialty Services Division in November, 1999. Mr. Bairstow served as President of Specialty Services from February, 1999 until November, 1999. Previously, Mr. Bairstow served as Executive Vice President and Chief Financial Officer of HN California, the Company's California health maintenance organization, from February, 1998 until February, 1999. Before joining the Company, Mr. Bairstow held the dual position of Chief Operating Officer of America Service Group, Inc. ("ASG"), a provider of managed care services, and President and Chief Executive Officer of the operating subsidiary of ASG from November, 1996 to February, 1998. Prior to that date, Mr. Bairstow held the position of President of Managed Health Network, Inc., the Company's behavioral health subsidiary, from October, 1995 to November, 1996. From August, 1991 to October, 1995, Mr. Bairstow served as Vice President of Finance/Chief Operating Officer of Vendell Healthcare. Prior thereto, Mr. Bairstow served as Senior Vice President for Operations and Vice President for Finance of Park Healthcare Company from August, 1986 to August, 1991.

    Mr. Erwin became Executive Vice President and Chief Financial Officer of the Company in March, 1998. From 1994 until 1997, he served as Executive Vice President and Chief Financial Officer for U.S. Bancorp, a major superregional bank holding company based in Portland, Oregon. U.S. Bancorp was acquired by First Bank System in 1997. From 1987 to 1994, Mr. Erwin served as Treasurer of Boston-based BayBanks, Inc. BayBanks was a major retail bank in Boston. Mr. Erwin is also a member of the Board of Directors and Compensation Committee and Chairman of the Audit Committee of Innoveda, Inc., a Marlborough, Massachusetts-based technology company. Innoveda, Inc. is a leading supplier of software tools designed to solve the integrated circuit engineering problems caused by increasing chip complexity.

    Ms. Mayhew became Senior Vice President of Organization Effectiveness of the Company in January, 2001. Ms. Mayhew served as Senior Vice President of Human Resources of the Company from April, 1999 to January, 2001. Prior to joining the Company, Ms. Mayhew served as Senior Vice President Organization Development of Southern New England Telecommunications Company ("SNET"), a northeast regional information, entertainment and telecommunications company based in Connecticut. SNET was acquired by SBC Communications, Inc. in October, 1998. Prior thereto, Ms. Mayhew served in various capacities at SNET, including Vice President Human Resources, since 1972.

    Dr. Moore became Senior Vice President and Chief Medical Officer of the Company in January, 2001. Dr. Moore served as Senior Vice President and Chief Medical Officer for the Company's northeast operations from November, 1998 to January, 2001. Before joining the Company, Dr. Moore served as Vice President of Health Systems Integration at Humana Inc. from March, 1996 to November, 1998. Prior thereto, Dr. Moore served as a clinical consultant for Towers Perrin Integrated Health Systems, a Minneapolis-based international consulting practice.

    Ms. Tellez became President of the Company's Health Plans Division in January, 2001 (upon the Company's reorganization of its operating divisions). Ms. Tellez served as President of the Company's Western Division from January, 2000 to January, 2001 and as President of the Company's California Division from November, 1998 through December, 1999. Formerly, Ms. Tellez served as President and Chair of Prudential Healthcare Plan of California, Inc., responsible for operations in California, Colorado and Arizona. Prior to joining Prudential in 1997, Ms. Tellez served as Senior Vice President and regional Chief Executive Officer of Blue Shield of California. Ms. Tellez began her career in health care in 1978 with Kaiser Foundation Health Plan, where she held several executive positions during her sixteen year tenure, culminating in leading its Hawaii Region. Currently, Ms. Tellez serves as a member of the Board of Directors of several organizations, including Golden State Bancorp Inc., Institute for Medical Quality, California Association of Health Plans, Holy Names College, California Business Roundtable, Philippine International Aid and The Institute for the Future, in Menlo Park, California.

    Mr. Velasquez became President of the Company's Business Transformation and Innovation Services Division in January, 2001. Mr. Velasquez served as President of the Company's New Venture Group from November, 1999 to January, 2001. Mr. Velasquez served as President of the Company's Government Operations Division from consummation of the FHS Combination through November, 1999 and as President of the Company's Specialty Services Division from September, 1997 through November, 1999. Prior to the FHS Combination, Mr. Velasquez served as President and Chief Operating Officer of FHC's California HMO. Prior to this position, Mr. Velasquez served as President and Chief Operating Officer of FHC's managed behavioral health care organization and as President and Chief Operating Officer of Specialty Services for FHC. Prior to joining FHC, Mr. Velasquez served as Chief Financial Officer/General Manager of Managed Health Network, Inc. (now a Company subsidiary). He also served as Vice President, Controller of Equicor.

    Mr. Westen became Senior Vice President, General Counsel and Secretary of the Company upon consummation of the FHS Combination. Mr. Westen served as Senior Vice President, General Counsel and Secretary of HSI since April, 1995. Mr. Westen also serves as a director of certain subsidiaries of the Company. Mr. Westen has served as Senior Vice President, General Counsel and Secretary of QualMed since February, 1994, and served as Vice President of Administration of QualMed from August, 1993 until February, 1994. Since February, 1995, he has served as a director of QualMed. Mr. Westen served as Assistant General Counsel and Assistant Secretary of QualMed since joining QualMed in March, 1992 until August, 1993. From September, 1986 until March, 1992, Mr. Westen was an attorney with the firm of Lord, Bissell & Brook in Chicago, Illinois.

Certain Relationships and Related Transactions

    The following information relates to transactions during 2000 between the Company and certain directors and executive officers of the Company.

    Mr. Bouchard, a director of the Company, was Senior Vice President, Human Resources of IBM until July, 2000. During 2000, the Company and its subsidiaries paid to IBM approximately $16.7 million for hardware, software and related services, and consulting services related to information systems, technology and other matters.

    Mr. Deukmejian, a director of the Company, was senior counsel to the law firm of Sidley & Austin until June, 2000. The Company and certain of its subsidiaries paid Sidley & Austin approximately $0.3 million in fees for legal services rendered to the Company and certain of its subsidiaries in 2000. Sidley & Austin was an employer group of a Company subsidiary in 2000. Premiums paid by such firm to this Company subsidiary totaled approximately $127,000 in 2000.

    Mr. Farley, a director of the Company, was paid an aggregate of $95,000 in consulting fees in 1999 and 2000 due to various services provided to the Company in connection with the closing of its operations in Pueblo, Colorado.

    Mr. Troubh, a director of the Company, was a director of Olsten Corporation, a temporary staffing agency, which sold certain of its business lines to Adecco SA and transferred its health services business to Gentiva Health Services in 2000. In connection with such transaction, Mr. Troubh became a director of Gentiva. The Company and certain of its subsidiaries paid Olsten and Gentiva an aggregate of approximately $1.9 million in 2000 for various staffing services.

    Since January 1, 1998, each of the following current and former executive officers of the Company received one-time loans from the Company in the amounts indicated in connection with their hire or relocation: Karen Coughlin ($100,000), Steven Erwin ($125,000), Ross Henderson ($150,000), Karin Mayhew ($300,000), Cora Tellez ($400,000) and B. Curtis Westen ($250,000). The loans accrue interest at the prime rate and each is payable upon demand by the Company in the event of a voluntary termination of employment of the respective officer or termination for Cause (as defined in their respective employment agreements). The principal and interest of the loans will be forgiven by the Company at varying times after the date of hire or relocation of the respective officers. A loan will be forgiven prior to such time in the event the respective officer's employment is terminated involuntarily without Cause, voluntarily due to Good Reason following a Change of Control (each as defined in their respective employment agreements), or due to death or disability. Income incurred by an officer due to interest on such loans (but not the principal) being forgiven is "grossed up" by the Company to cover the income taxes due upon such interest forgiveness. As of March 30, 2001, the remaining principal under each of the loans is as follows: Karen Coughlin ($0), Steven Erwin ($125,000), Ross Henderson ($0), Karin Mayhew ($240,000), Cora Tellez ($200,000) and B. Curtis Westen ($83,333).

ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES

    Members of the Board of Directors are elected by the holders of Class A Common Stock of the Company and represent the interests of all stockholders. The Board of Directors meets periodically to review significant developments affecting the Company and to act on matters requiring board approval. Although the Board of Directors delegates many matters to others, it reserves certain powers and functions to itself.

    The Company's Board of Directors met a total of nine times in 2000. Each member of the Board of Directors of the Company was present for 75% or more of the total number of meetings of such Board of Directors held in 2000 (during the period he/she served as a director) and of all committees of such Board of Directors held in 2000 on which he/she served (during the period he/she served).

Committees of the Board of Directors

    The by-laws of the Company establish the following committees of the Board of Directors: Audit Committee, Committee on Directors, Compensation and Stock Option Committee (the "Compensation Committee") and Finance Committee. The by-laws further provide that additional committees may be established by resolution adopted by a majority of the Board. In December, 2000, the Board of Directors established the Technology/Infrastructure Committee. A majority of the Board of Directors selects the directors to serve on the committees of the Board of Directors.

    Audit Committee.  The Audit Committee of the Board of Directors of the Company currently consists of Messrs. Deukmejian, Farley, Stegemeier (Chairman) and Willison, each of whom is an "independent director" as that term is defined in the New York Stock Exchange Listed Company Manual. A former director, Admiral Earl B. Fowler, served as Chairman of the committee until May 4, 2000, at which time Mr. Stegemeier became Chairman. This committee is directed to review the scope, cost and results of the independent audit of the Company's books and records, the results of the annual audit with management and the internal auditors and the adequacy of the Company's accounting, financial and operating controls; to recommend annually to the Board of Directors the selection of the independent auditor; to approve the appointment or removal of the independent auditor; to consider proposals made by the Company's independent auditor for consulting work; to oversee the Company's compliance with certain regulatory programs to deter fraud and abuse; and to report to the Board of Directors, when so requested, on any accounting or financial matters. The Company's Audit Committee held ten meetings in 2000.

    Committee on Directors.  The Committee on Directors of the Board of Directors of the Company currently consists of Messrs. Deukmejian (Chairman), Greaves and Hanselman. The Committee on Directors is responsible for reviewing qualifications of individuals suggested as possible candidates for election as directors of the Company from whatever sources such suggestions arise. In connection with that direction, the Committee on Directors nominated for reelection each of the four Class II nominees and nominated for reelection the Class I nominee. Stockholders who wish to propose nominations for directors for consideration at the 2002 Annual Meeting of Stockholders may do so in accordance with the procedures described below under "REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS—Nominations for the Board of Directors." The Company's Committee on Directors held three meetings in 2000.

    Compensation and Stock Option Committee.  The Compensation Committee currently consists of Messrs. Bouchard (Chairman), Farley, Foley and Troubh. Each of such members is an "outside director" as such term is defined in Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). The by-laws and the policies of the Board of Directors direct the Compensation Committee: (a) to recommend to the Board of Directors the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of the two most highly compensated Corporate Officers (as defined in the by-laws) of the Company, which recommendations are subject to ratification, modification or rejection by the Board of Directors; (b) to approve the compensation, including direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any, of up to thirty-five senior officers of the Company and its subsidiaries, including the two Corporate Officers covered in (a) above, which senior officers are designated by the Compensation Committee in consultation with management; (c) to review and approve, on a general policy level basis only, the compensation and benefits architecture for officers and employees other than those covered in (a) and (b) above, based on management's presentation of all relevant factors of proposed actions in totality, and advise the Board of Directors of actions taken, and such compensation and benefit matters shall be deemed within the Compensation Committee's general oversight; (d) to recommend to the Board of Directors corporate-wide policies with respect to direct regular compensation, stock options or other appropriate incentive plans, and perquisites, if any; (e) to administer and implement the Company's stock option or other stock-based and equity-based benefit plans (the "Plans"), including the review and approval of all grants thereunder; (f) to fulfill the purposes of the Plans including, without limitation, through the conditional grant of options and other benefits under the Plans; (g) to recommend to the Board of Directors any revisions or additions to the Plans; (h) to recommend to the Board of Directors appropriate actions with respect to modification, revision or termination of trusteed employee benefit or welfare plans (such as 401(k) or pension plans), with action with respect to such trusteed plans being reserved to the Board of Directors; and (i) to review and report to the Board of Directors, when so requested, on any compensation matter. In 2000, the Company's Compensation Committee held six meetings.

    Finance Committee.  The Finance Committee of the Board of Directors of the Company currently consists of Messrs. Foley, Greaves (Chairman), Stegemeier and Troubh. This committee is directed and empowered to review the Company's investment policies and guidelines; monitor performance of the Company's investment portfolio; in coordination with the Audit Committee, review the Company's financial structure and operations in light of the Company's long-term objectives; and review and recommend to the Board of Directors appropriate action on proposed acquisitions and divestitures. Among other responsibilities, the Committee establishes appropriate authority levels for various officials of the Company with respect to mergers and acquisitions transactions, divestiture transactions and capital expenditures. The Committee also reviews and recommends appropriate action with respect to the Company's short- and long-term debt structure. The Company's Finance Committee held four meetings in 2000.

    Technology/Infrastructure Committee.  The Board of Directors created the Technology/Infrastructure Committee in December, 2000. The Technology/Infrastructure Committee currently consists of Messrs. Foley, Greaves (Chairman) and Willison. The purpose of this committee is to review and consult with management regarding the Company's various technology and infrastructure plans and activities. The Company's Technology/Infrastructure Committee held one meeting in 2000.

REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON
EXECUTIVE COMPENSATION FOR FISCAL YEAR 2000

Introduction and Background

    The following report is provided in accordance with the rules of the Securities and Exchange Commission and covers compensation policies applicable to the executive officers of Health Net, Inc. (the "Company") during 2000. The report has been approved by the members of the Compensation and Stock Option Committee of the Board of Directors of the Company (the "Compensation Committee").

    During 2000, the Compensation Committee was compromised of "outside directors" (within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code")). Messrs. Bouchard (Chairman), Farley, Foley and Troubh served on the Compensation Committee. As of the date of this report, the Compensation Committee continues to be comprised of these four members.

    Under the Company's by-laws, the Compensation Committee is responsible for recommending to the Board of Directors the compensation levels of the Chief Executive Officer and the most highly compensated officer other than the Chief Executive Officer and approving the compensation levels of certain other senior executives, including the "Named Executive Officers" listed below in the Summary Compensation Table. The Compensation Committee is also responsible for the administration of the Company's stock option and other stock-based and equity-based plans.

Compensation Philosophy

    The Compensation Committee designed the current compensation system to include three components: base salary, short-term incentive pay in the form of an annual cash incentive opportunity and long-term equity-based incentive compensation. Compensation decisions were based upon competitive market pay practices, corporate or unit performance and individual contributions. The Compensation Committee, with the assistance of independent consultants, developed base line and target compensation levels based on a comprehensive analysis of pay practices of a group of eight publicly traded health care organizations with annual revenues ranging from $4.1 billion to $30.8 billion. These companies comprise the "Selected Peer Group" in the stock performance graph set forth later in this proxy statement.

    The Compensation Committee's philosophy is to establish base salaries below the median for the peer group, but to provide an opportunity for total cash compensation (base salary plus annual cash incentive) to reach the top quartile based on corporate performance. In this way, the Compensation Committee seeks to have a significant portion of annual compensation at risk. The Compensation Committee uses stock options to directly align executive's long-term financial interests with the stockholders and advance the interests of the Company by attracting and retaining talented executives. Stock option grants are positioned to provide total compensation at the 75th percentile based on corporate performance. Stock options are considered effective long-term incentives by the Compensation Committee because an executive receives a gain only if the Company's stock value increases and its stockholders also receive a gain. The Compensation Committee intends to continue to use stock options as the primary element of long-term compensation for the Company's executive officers.

    Stock options granted in 1998 and later provide for termination of the options and a "clawback" of realized gains if the executive joins a competitor of the Company within six months after termination of employment, and the options also include a provision prohibiting any activities competitive to the Company for a period of up to twelve months post-termination, depending on the optionee's level in the organization.

Base Salary

    Mr. Gellert's annual base salary in 2000 was $600,000, which was below the 25th percentile of the selected peer group. In February, 2001, the Compensation Committee approved increasing Mr. Gellert's annual base salary to $700,000, which is slightly above the 25th percentile of the peer group. The Compensation Committee also increased the base salaries of Mr. Velasquez and Ms. Tellez to $460,000, and the base salaries of Messrs. Erwin and Westen to $440,000, in February, 2001. These increases reflect the compensation analysis provided by the Company's independent consultants.

Annual Cash Incentive

    The Compensation Committee adopted a new Executive Officer Incentive Plan (the "New Incentive Plan"), effective January 1, 2000, that was approved at the 2000 Annual Meeting of Stockholders. Payments under the New Incentive Plan to "covered employees" within the meaning of Section 162(m) of the Code will constitute "qualified performance-based compensation" within the meaning of U.S. Treasury regulations promulgated thereunder.

    Based on 2000 corporate, business unit and individual performance, the Committee has approved partial incentive payments under the New Incentive Plan to Named Executive Officers who achieved or exceeded their 2000 goals. Although the 2000 corporate earnings per share goals were achieved, Mr. Gellert elected not to receive his annual incentive. All of the incentive payments made to the Named Executive Officers for 2000 will be tax deductible to the Company.

Stock Options

    During 2000, the Company granted stock options to the Chief Executive Officer and other Named Executive Officers. In determining the number of options to be granted, the Compensation Committee considered the advice of outside consultants, which was based upon the competitive practices at the group of peer companies, internal equity and each individual executive's position and potential for helping the Company to achieve its long-term objectives. All of such options vest 100% four and one-half years following the date of grant and have a five-year term. All of such options granted to the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

    In February, 2001, the Compensation Committee approved stock option grants to the Chief Executive Officer and the Named Executive Officers. These options vest over three years and have a ten-year term. In determining the number of options to be granted, the Compensation Committee considered the advice of outside consultants, which was based upon the competitive practices at the group of peer companies, internal equity and each individual executive's position and potential for helping the Company to achieve its long-term objectives. All of such options granted to the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

Severance Arrangements

    Under the form of Severance Payment Agreement adopted by the Committee in 1998, the Named Executive Officers are entitled to receive a lump sum payment equal to one or two times base salary plus, for a period of one to two years, continued health and welfare benefit coverage upon termination of their employment, such amounts and coverage periods being dependent on the nature of the termination.

    In addition, the Company provides benefits for the Named Executive Officers and other senior executives in the event of a change in control. The Named Executive Officers would receive a lump sum payment equal to three times base salary plus, for a period of three years, continued health and welfare benefit coverage if involuntarily terminated (or constructively terminated) within two years after a change in control under the Severance Payment Agreement. In addition, vesting of stock options held by the Named Executive Officers, including Mr. Gellert, accelerates upon a change in control pursuant to the terms of the Company's stock option plans.

    If the benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Internal Revenue Code and are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, the Named Executive Officers would receive the following pursuant to amendments to such Severance Payment Agreements recently adopted by the Compensation Committee: (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. Such amendments will take effect upon execution by the Named Executive Officers.

    In the event of Mr. Gellert's involuntary termination other than for cause or his involuntary (or constructive) termination within two years following a change in control, he would receive a $5 million severance benefit. Under the Company's standard Severance Payment Agreement, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances. Mr. Gellert is also precluded from competing with the Company for a period of up to one year post-termination under his severance arrangement with the Company.

Compensation Deductibility Policy

    The Compensation Committee's policy with respect to the tax deductibility of compensation in excess of $1 million payable to each of the Named Executive Officers is to comply with the requirements of Section 162(m) of the Code applicable to qualified performance-based compensation to the extent such compliance is practicable and in the best interest of the Company and its stockholders.

                      J. Thomas Bouchard, Chairman
                      Patrick Foley
                      Thomas T. Farley
                      Raymond S. Troubh

                      Dated: March [  ], 2001

Stock Performance Graph

    The following graph compares the performance of the Company's Class A Common Stock with the performance of the Standard & Poor's 500 Composite Stock Price Index (the "S&P 500 Index") and a peer group index from December 31, 1995 (the last trading day of 1995) to December 31, 1996, 1997, 1998, 1999 and 2000. The graph assumes that $100 was invested on December 31, 1995 in each of the Class A Common Stock, the S&P 500 Index and the peer group index, and that all dividends were reinvested.

    The Company has created a peer group index that includes the following companies: Humana Inc., PacifiCare Health Systems, Inc., WellPoint Health Networks Inc., United Healthcare Corporation, Oxford Health Plans, Inc., Aetna, Inc., Tenet Healthcare Corporation and Columbia/HCA Healthcare Corporation. The peer group index weighs the constituent companies' stock performance on the basis of market capitalization at the beginning of the period.

COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTH NET, INC.,
S&P 500 INDEX AND PEER GROUP INDEX
FROM DECEMBER 31, 1995 TO DECEMBER 31, 2000

	Health Net, Inc.	S&P's 500 Index	Selected Peer Group
December 31, 1995	$100	$100	$100
December 31, 1996	$77	$123	$104
December 31, 1997	$69	$164	$90
December 31, 1998	$37	$211	$88
December 31, 1999	$31	$255	$84
December 31, 2000	$82	$232	$143

EXECUTIVE COMPENSATION AND OTHER INFORMATION

    The following tables and descriptive materials set forth separately, for the fiscal years indicated, each component of compensation paid or awarded to, or earned by, (i) Mr. Gellert, the Chief Executive Officer of the Company during 2000, (ii) each of the four other most highly compensated executive officers of the Company serving as of the end of the 2000 calendar year and (iii) one individual who would have been included under (ii) above but for the fact that she was not serving as an executive officer of the Company as of the end of the 2000 calendar year (all such persons collectively, the "Named Executive Officers").

SUMMARY COMPENSATION TABLE

Long-Term Compensation
		Annual Compensation					Awards	Payouts
Name and Principal Position with the Company in 2000
	Year	Salary($) (1)		Bonus ($)	Other Annual		Securities Underlying Options/ SARs(#)	LTIP Payouts ($)	All Other Compensation ($)
Jay M. Gellert President and Chief Executive Officer	2000 1999 1998	586,539 500,000 500,000		0 0 0	78,348 80,077 12,000	(2) (4) (6)	500,000 0 500,000	0 0	630 894 894	(3) (5) (7)
Gary S. Velasquez President of New Ventures Group	2000 1999 1998	393,269 350,000 350,000		186,667 183,750 0	12,000 12,000 12,000	(8) (10) (12)	100,000 0 200,000	0 0	2,059 5,426 5,426	(9) (11) (13)
Cora Tellez President & CEO — Western Division	2000 1999 1998	393,269 350,000 40,385	(18)	186,667 183,750 0	85,896 80,235 1,500	(14) (16) (19)	100,000 0 200,000	0 0	328,250 2,199 52	(15) (17) (20)
Steven P. Erwin Executive VP & CFO	2000 1999 1998	393,269 350,000 282,678		186,667 122,500 0	12,000 12,000 0	(21) (23)	100,000 0 375,000		159,185 108,617 130,314	(22) (24) (25)
B. Curtis Westen Sr. VP, General Counsel & Secretary	2000 1999 1998	393,269 350,000 339,006		186,667 122,500 0	12,000 12,000 12,000	(26) (28) (30)	100,000 0 200,000		105,194 167,869 45,633	(27) (29) (31)
Karen Coughlin Former President & CEO — Eastern Division	2000 1999 1998	377,885 350,000 53,846	(36)	280,000 147,000 0	144,069 155,897 2,000	(32) (34) (37)	50,000 0 400,000	0 0	114,279 19,766 0	(33) (35)

(1)
Includes amounts deferred pursuant to the FHC Deferred Compensation Plan and the Company's (and FHC's) Profit Sharing and 401(k) Plans.

(2)
Represents $66,348 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(3)
Represents premiums paid by the Company on a life insurance policy.

(4)
Represents $65,337 paid for housing and travel benefits, including the tax gross-up on such items, $12,000 as an automobile allowance and $2,740 for miscellaneous benefits.

(5)
Represents premiums paid by the Company on a life insurance policy.

(6)
Represents amounts paid as an automobile allowance.

(7)
Represents premiums paid by the Company on a life insurance policy.

(8)
Represents amounts paid as an automobile allowance.

(9)
Represents matching contributions under the Company's 401(k) Plan of $1,636 and premiums paid by the Company on a life insurance policy of $423.

(10)
Represents amounts paid as an automobile allowance.

(11)
Represents matching contributions under the Company's 401(k) Plan of $4,800 and premiums paid by the Company on a life insurance policy of $626.

(12)
Represents amounts paid as an automobile allowance.

(13)
Represents matching contributions under the Company's 401(k) Plan of $4,800 and premiums paid by the Company on a life insurance policy of $626.

(14)
Represents $73,896 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(15)
Represents matching contributions under the Company's 401(k) Plan of $2,539, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $325,288 and premiums paid by the Company on a life insurance policy of $423.

(16)
Represents $68,235 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(17)
Represents matching contributions under the Company's 401(k) Plan of $1,573 and premiums paid by the Company on a life insurance policy of $626.

(18)
Reflects a partial year's salary since Ms. Tellez joined the Company on November 16, 1998.

(19)
Represents amounts paid as an automobile allowance.

(20)
Represents premiums paid by the Company on a life insurance policy.

(21)
Represents amounts paid as an automobile allowance.

(22)
Represents premiums paid by the Company on a life insurance policy of $423, relocation-related expenses of $157,488 and club membership fees of $1,274.

(23)
Represents amounts paid as an automobile allowance.

(24)
Represents premiums paid by the Company on a life insurance policy of $626, relocation-related expenses of $99,101, financial counseling expenses of $7,746 and club membership fees of $1,144.

(25)
Represents premiums paid by the Company on a life insurance policy of $521 and relocation-related expenses of $129,793.

(26)
Represents amounts paid as an automobile allowance.

(27)
Represents matching contributions under the Company's 401(k) Plan of $4,978, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $96,406, premiums paid by the Company on a life insurance policy of $423 and miscellaneous benefits of $3,386.

(28)
Represents amounts paid as an automobile allowance.

(29)
Represents matching contributions under the Company's 401(k) Plan of $4,800, loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $134,578, relocation-related expenses of $6,478, club membership fees of $21,387 and premiums paid by the Company on a life insurance policy of $626.

(30)
Represents amounts paid as an automobile allowance.

(31)
Represents matching contributions under the Company's 401(k) Plan of $4,800, relocation-related expenses of $40,262 and premiums paid by the Company on a life insurance policy of $571.

(32)
Represents $133,069 paid for housing and travel benefits, including the tax gross-up on such items, and $11,000 as an automobile allowance.

(33)
Represents loan principal and interest forgiven by the Company, including a tax gross-up of the interest, of $113,856 and premiums paid by the Company on a life insurance policy of $423.

(34)
Represents $143,897 paid for housing and travel benefits, including the tax gross-up on such items, and $12,000 as an automobile allowance.

(35)
Represents $19,140 for various relocation benefits paid for by the Company and premiums paid by the Company on a life insurance policy of $626.

(36)
Reflects a partial year's salary since Ms. Coughlin joined the Company on October 28, 1998.

(37)
Represents amounts paid as an automobile allowance.

Option Grants in 2000

    The following table summarizes option grants made in 2000 to the Named Executive Officers of the Company.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(b)
	Number of Securities Underlying Options/SARs Granted (#) (a)	% of Total Options/SARs Granted to Employees in Fiscal Year
			Exercise or Base Price (a) ($/share)
				Expiration Date
Name					5% ($)	10% ($)
Jay M. Gellert	500,000	12.8%	9.00	2/14/2005	1,240,000	2,745,000
Gary S. Velasquez	100,000	2.6%	9.00	2/14/2005	248,000	549,000
Cora Tellez	100,000	2.6%	9.00	2/14/2005	248,000	549,000
Steven P. Erwin	100,000	2.6%	9.00	2/14/2005	248,000	549,000
B. Curtis Westen	100,000	2.6%	9.00	2/14/2005	248,000	549,000
Karen Coughlin	50,000	1.3%	9.00	2/14/2005	124,000	274,500

(a)
All options granted in 2000 to the Named Executive Officers were non-qualified stock options granted pursuant to the Company's 1997 Stock Option Plan. All such grants provide for vesting of 100% of the options on the date four and one-half years after the date of grant (August 14, 2004), and have a five year term. All 2000 grants to the Named Executive Officers were at an exercise price equal to the closing sales price of the Class A Common Stock on the NYSE on the date on which such grants were made.

(b)
The potential gains shown are net of the option exercise price and do not include the effect of any taxes associated with the exercise. The amounts shown are the assumed rates of appreciation only, and do not constitute projections of future stock price performance, and may not necessarily be realized. Actual gains, if any, on stock option exercises depend on the future performance of the Class A Common Stock, continued employment of the optionee through the term of the option and other factors.

Option Exercises in 2000

    The following table summarizes the number and value of options exercised during 2000, as well as the number and value of unexercised options as of December 31, 2000, held by the Named Executive Officers of the Company.

AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND
FISCAL YEAR-END OPTION/SAR VALUES

			Number of Securities Underlying Unexercised Options/SARs as of December 31, 2000(a)			Value of Unexercised In-the-Money Options/SARs as of December 31, 2000(b)
	Shares Acquired on Exercise (#)
		Value Realized ($)
Name			Exercisable(c)	Unexercisable		Exercisable	Unexercisable
Jay M. Gellert	0	N/A	700,000	1,000,000		0	15,218,750
Gary S. Velasquez	0	N/A	216,600	300,000		34,905	4,368,750
Cora Tellez	0	N/A	133,333	166,667		1,599,996	2,518,754
Steven P. Erwin	0	N/A	116,666	358,334		0	4,368,750
B. Curtis Westen	0	N/A	212,000	300,000		0	4,368,750
Karen Coughlin	0	N/A	132,000	0	(d)	2,025,870	0

(a)
The exercise price of outstanding options held at December 31, 2000 ranges from $9.00 to $35.20 per share. All options held by the Named Executive Officers have exercise prices equal to the fair market value of the underlying shares on the date of grant.

(b)
Based on the difference between the closing price of $26.1875 of Class A Common Stock on the NYSE on December 29, 2000 (the last trading day in 2000) and the option exercise price.

(c)
Under the terms of the Company's Second Amended and Restated 1991 Stock Option Plan, all outstanding options on October 1, 1996 of Mr. Gellert became exercisable on October 1, 1996 as a result of approval by the Board of Directors of the FHS Combination. Under the terms of the employment agreement between Mr. Velasquez and FHC, options granted to Mr. Velasquez under the FHC 1990 Stock Option Plan and outstanding as of such date became exercisable on April 1, 1997 upon consummation of the FHS Combination.

(d)
Unvested options to purchase 318,000 shares of Class A Common Stock terminated upon Ms. Coughlin's death in November, 2000.

Supplemental Executive Retirement Programs

    The Company maintains a Supplemental Executive Retirement Plan ("SERP"). Executives who retire upon or after age 62 and who have worked for the Company or a predecessor organization for at least 15 years receive 50% of average pay (salary and bonus) when combined with Social Security and all other employer provided retirement benefits provided under current and prior programs, including the accumulated value of Company contributions to the Company's 401(k) plan. Executives with less than 15 years of service at age 62 will receive a reduced benefit, and executives must accrue at least five years of service to receive a partial benefit. Those terminating with between 5 and 10 years of service are entitled to receive a partial benefit, and executives who terminate with 10 or more years of service will be 100% vested on earned benefits. Monthly accrued benefits payable at age 62 and accrued through December 31, 2000 under this program for the Named Executive Officers are: Mr. Gellert, $4,381; Mr. Velasquez, $0; Ms. Tellez, $2,524; Mr. Erwin, $13,959; and Mr. Westen, $1,842.

Employment Contracts and Termination of Employment and Change-In-Control Arrangements

    Employment Agreement with Mr. Gellert.  Mr. Gellert has a revised Employment Letter Agreement with the Company dated August 22, 1997, which was amended as of March 2, 2000 (as so amended, the "Gellert Agreement"). Under the Gellert Agreement, Mr. Gellert is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Mr. Gellert also is reimbursed for reasonable business expenses in performing his duties.

    The Gellert Agreement provides Mr. Gellert with two potential severance arrangements. If during a two-year period following a "change-of-control" transaction, the Company terminates the employment of Mr. Gellert or he voluntarily resigns for "good reason" (each as defined in the Gellert Agreement) he will receive severance pay of $5 million; provided that, under the current arrangements such severance pay may not exceed the applicable limitations under Section 280G of the Code (to avoid penalty taxes and deduction limitations on "excess parachute payments") but the Company agrees to consider in good faith proposals to restructure such pay in the event such pay is limited by Section 280G. However, the Board of Directors approved an amendment to the severance arrangements which provides that if the change-of-control benefits provided under the Gellert Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, Mr. Gellert shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. Such amendment will take effect upon execution by Mr. Gellert. If the Company terminates the employment of Mr. Gellert other than following a change-of-control and other than for "just cause" (each as defined in the Gellert Agreement), Mr. Gellert will be also entitled to receive a severance payment equal to $5 million.

    Employment Agreement with Mr. Velasquez.  Pursuant to the FHS Combination, the Company assumed the Employment Letter Agreement between Foundation Health Corporation and Mr. Velasquez dated May 1, 1996 (the "Velasquez Agreement"). Under the Velasquez Agreement, Mr. Velasquez is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Mr. Velasquez is also reimbursed for reasonable business expenses in performing his duties.

    Severance payment provisions contained in the Velasquez Agreement that related to change of control of the Company were superseded by the Severance Payment Agreement dated December 4, 1998 which was entered into between the Company and Mr. Velasquez. See "Severance Agreement" below for a description of the agreement.

    Employment Agreement with Ms. Tellez.  Ms. Tellez has an Employment Letter Agreement with the Company dated November 16, 1998 (the "Tellez Agreement"). Under the Tellez Agreement, Ms. Tellez is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement she was also provided a one-time loan in the amount of $400,000 (with interest accrued at the prime rate), the principal and interest of which loan were to be forgiven by the Company one-half on each of the first and second anniversaries of Ms. Tellez' date of hire. The loan was restructured in 1999 such that the principal and interest would be forgiven one-half on each of the second and third anniversaries of Ms. Tellez' date of hire. Accordingly, one-half of the principal and interest of such loan was forgiven in 2000. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Ms. Tellez.

    The Tellez Agreement also provides that the Company shall afford to Ms. Tellez, in lieu of relocation benefits, a furnished business apartment in Woodland Hills, California and air travel as required between Woodland Hills and Oakland, California for the duration of her employment with the Company.

    Severance payment provisions contained in the Tellez Agreement were superseded by the Company's Severance Payment Agreement dated December 4, 1998 which was entered into between the Company and Ms. Tellez. See "Severance Agreement" below for a description of the agreement.

    Employment Agreement with Mr. Erwin.  Mr. Erwin has an Employment Letter Agreement with the Company dated March 11, 1998 (the "Erwin Agreement"). Under the Erwin Agreement, Mr. Erwin is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement he was also provided a one-time loan in the amount of $125,000 (with interest accrued at the prime rate), the principal and interest of which loan were to be forgiven by the Company in full on the first anniversary of Mr. Erwin's date of hire. The loan was restructured in 1999 such that the loan would remain outstanding until such time as mutually agreed upon by the Company and Mr. Erwin, at which time the principal and interest will be forgiven in full. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Mr. Erwin.

    Severance payment provisions contained in the Erwin Agreement were superseded by the Company's Severance Payment Agreement dated December 4, 1998 which was entered into between the Company and Mr. Erwin. See "Severance Agreement" below for a description of the agreement.

    Employment Agreement with Mr. Westen.  Mr. Westen has an Employment Letter Agreement with the Company dated June 25, 1998 (the "Westen Agreement"). Under the Westen Agreement, Mr. Westen is eligible to participate in various insurance, stock option, pension, incentive compensation and other fringe benefit plans and programs of the Company. Under the agreement he was also provided a one-time loan in the amount of $250,000 (with interest accrued at the prime rate), the principal and interest of which loan are to be forgiven by the Company one-third on each of the first, second and third anniversaries of the Westen Agreement. Accordingly, one-third of the principal and interest of such loan was forgiven in each of 1999 and 2000. See "Certain Relationships and Related Transactions" above for additional information regarding this one-time loan to Mr. Westen.

    The Company and Mr. Westen have entered into the Company's Severance Payment Agreement dated December 4, 1998, which superseded a prior severance agreement between the Company and Mr. Westen. See "Severance Agreement" below for a description of the agreement.

    Severance Agreement.  The Company has entered into a severance payment agreement (the "Severance Payment Agreement") with each of the Named Executive Officers, other than Mr. Gellert (who has his own individualized severance arrangement). Under the Severance Payment Agreement, the executive would receive a one-time lump sum payment of three times base salary plus, for a period of three years, continued health and welfare benefit coverage if involuntarily terminated (or constructively terminated) within two years after a change in control (as defined therein). The Compensation Committee approved an amendment to the Severance Payment Agreement which provides that if the change in control benefits provided under the Severance Payment Agreement constitute parachute payments under Section 280G of the Code and are subject to the excise tax imposed by Section 4999 of the Code, the covered executives shall receive (i) a payment sufficient to pay such excise taxes and (ii) an additional payment sufficient to pay the taxes arising as a result of such payments. The Severance Payment Agreement originally provided that change in control benefits are subject to reduction to the extent such reduction would improve the executive's after-tax position by eliminating any excise taxes otherwise imposed on the executive under the parachute payment provisions of the Code. Upon execution of the amendment by the executives, the amended Severance Payment Agreement will supersede the current Severance Payment Agreement. Under the Severance Payment Agreements, terminated executives are precluded from competing with the Company for a period of up to one year post-termination, depending on the applicable circumstances, and must enter into a Waiver and Release of Claims in order to receive severance payments.

Compensation Committee Interlocks and Insider Participation

    Decisions regarding the Company's executive compensation are made by the Compensation Committee. In 2000, the Compensation Committee consisted of Messrs. Bouchard (Chairman), Farley, Foley and Troubh. Each of these members is an "outside director" (within the meaning of Section 162(m) of the Code).

    The following information relates to transactions by the Company with the foregoing members of the Compensation Committee of the Company.

    Mr. Bouchard, a director of the Company, was Senior Vice President, Human Resources of IBM until July, 2000. During 2000, the Company and its subsidiaries paid to IBM approximately $16.7 million for hardware, software and related services, and consulting services related to information systems, technology and other matters.

    Mr. Farley, a director of the Company, was paid an aggregate of $95,000 in consulting fees in 1999 and 2000 due to various services provided to the Company in connection with the closing of its operations in Pueblo, Colorado.

    Mr. Troubh, a director of the Company, was a director of Olsten Corporation, a temporary staffing agency, which sold certain of its business lines to Adecco SA and transferred its health services business to Gentiva Health Services in 2000. In connection with such transaction, Mr. Troubh became a director of Gentiva. The Company and certain of its subsidiaries paid Olsten and Gentiva an aggregate of approximately $1.9 million in 2000 for various staffing services.

DIRECTORS' COMPENSATION FOR 2000

    During 2000, the annual retainer payable to non-employee directors of the Company was $30,000 per year, and each non-employee director who chaired the Audit Committee, Compensation Committee, Committee on Directors or Finance Committee was eligible to receive an additional annual retainer of $5,000. Such non-employee directors also received a $2,000 fee for each meeting of the Board of Directors attended, and a $1,000 fee for each committee meeting attended. In lieu of these retainer and meeting fees, Mr. Hanselman receives $10,000 per month for his services as Chairman of the Board of Directors of the Company. No fees are paid to employees of the Company for service as a director.

    In addition, in 2000 non-employee directors of the Company participated in the Company's Third Amended and Restated Non-Employee Director Stock Option Plan (the "Director Plan"), which was approved by the Company's stockholders at the 1997 Annual Meeting of Stockholders and which provides for initial grants and automatic annual grants of nonqualified stock options to such directors. Each such grant entitles the optionee to purchase 7,500 shares of Class A Common Stock at an exercise price equal to the fair market value of Class A Common Stock on the date of such grant. Each grant vests as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a "change in control" of the Company, as defined in the Director Plan. Under the Director Plan, 500,000 shares of Class A Common Stock have been reserved for grant.

    On May 5, 2000, options to purchase 7,500 shares at an exercise price of $9.8125 per share were thereby granted to each of Messrs. Bouchard, Deukmejian, Farley, Foley, Greaves, Hanselman, Stegemeier and Troubh pursuant to the formula provisions of the Director Plan. In addition, on December 13, 2000, an option to purchase 7,500 shares at an exercise price of $20.8125 per share was granted to Mr. Willison in connection with his appointment to the Board of Directors, pursuant to the formula provisions of the Director Plan.

    In addition, on May 5, 2000, options to purchase 2,500 shares at an exercise price of 9.8125 per share were granted to each of Messrs. Bouchard, Deukmejian, Farley, Foley, Greaves, Hanselman, Stegemeier and Troubh under the Company's 1998 Stock Option Plan (the "1998 Plan"), which options have a term of five years and vest as to 33 1/3% of the shares each year on the anniversary of the date of the grant, provided that the options become immediately exercisable in the event of a "change in control" of the Company, as defined in the 1998 Plan.

    The Company maintains a deferred compensation plan pursuant to which both officers and non-employee directors are eligible to defer up to 100% of their compensation. The compensation deferred under such plan is credited with earnings or losses measured by the rate of return on investments elected by plan participants. Each plan participant is fully vested in all deferred compensation and earnings credited to his or her account.

    In 2000, the Company offered non-employee directors the opportunity to receive stock options in lieu of all or a portion of their annual retainer to be earned for the period July 1, 2000 to June 30, 2001. Under the terms of the exchange, options were valued at 52% of the exercise price on the date of grant (June 30, 2000) and the resulting number of shares was increased by 20%. Options were issued with an exercise price equal to the fair market value of the stock on the grant date ($13.9375). Options vest after one year (or on the earlier death or disability of the director) and have a ten-year term. Directors who chose to participate were required to make their elections by June 30, 2000. Each of Messrs. Bouchard, Foley, Greaves and Hanselman participated in the exchange, foregoing $10,000, $30,000, $30,000 and $30,000 of their annual retainer fees (or monthly retainer fees in the case of Mr. Hanselman), respectively, in exchange for 1,656 shares, 4,967 shares, 4,967 shares and 4,967 shares, respectively.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

    Set forth below is a tabulation indicating those persons or groups who are known to the Company to be beneficial owners of more than 5% of the outstanding shares of the Company's Class A Common Stock as of the Record Date. The following information is based on reports on Schedule 13D or 13G filed with the Securities and Exchange Commission or other reliable information.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class (2)
Legg Mason, Inc 100 Light Street Baltimore, Maryland 21202	12,447,091	(3)	10.2%
Jennison Associates LLC 466 Lexington Avenue New York, New York 10017	9,084,850	(4)	7.42%
The Prudential Insurance Company of America 751 Broad Street Newark, New Jersey 07102-3777	8,718,888	(5)	7.12%
Wellington Management Company, LLP 75 State Street Boston, Massachusetts 02109	8,318,660	(6)	6.8%
Morgan Stanley Dean Witter & Co. 1585 Broadway New York, New York 10036	7,220,944	(7)	5.89%
Salomon Smith Barney Holdings Inc 338 Greenwich Street New York, New York 10013	6,342,246	(8)	5.2%
CitiGroup Inc 399 Park Avenue New York, New York 10043	6,150,410	(9)	5.0%

(1)
The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein, subject to community property laws where applicable.

(2)
Represents the percent of outstanding shares of Class A Common Stock owned as set forth in the reports on Schedule 13D and 13G filed with the Securities and Exchange Commission.

(3)
Legg Mason, Inc. ("Legg Mason") is a parent holding company whose subsidiaries Legg Mason Fund Adviser, Inc., Bartlett and Co., Brandywine Asset Management, Inc. and Legg Mason Capital Management, Inc. are investment advisers registered under the Investment Company Act of 1940, whose subsidiary Legg Mason Wood Walker, Inc. is a broker/dealer, and whose subsidiary Legg Mason Trust, fsb is a unitary thrift institution. Legg Mason is deemed a beneficial owner for purposes of Section 13(d) of the Securities Exchange Act of 1934, as amended ("Exchange Act"). Legg Mason has sole power to vote or direct the vote of 9,988,075 shares, shared power to vote or direct the vote of 2,459,016 shares and shared power to dispose or direct the disposition of all of the shares listed in the table.

(4)
Jennison Associates LLC ("Jennison") is a registered investment adviser. The Prudential Insurance Company of America owns 100% of the equity interests of Jennison. The shares listed in the table may include the shares beneficially owned by The Prudential Insurance Company of America.

  Jennison has sole power to vote or direct the vote of 4,813,910 shares and shared power to dispose or direct the disposition of all of the shares listed in the table.

(5)
The Prudential Insurance Company of America ("Prudential") is an insurance company and a registered investment adviser. Prudential has sole power to vote or direct the vote of 163,860 shares, shared power to vote or direct the vote of 8,555,028 shares, sole power to dispose or direct the disposition of 163,860 shares and shared power to dispose or direct the disposition of 8,555,028 of the shares listed in the table.

(6)
Wellington Management Company, LLP ("Wellington") is an investment adviser and, as such, is deemed the beneficial owner for purposes of Section 13(d) of the Exchange Act. Wellington has shared power to vote or direct the vote of 442,600 shares and shared power to dispose or direct the disposition of all of the shares listed in the table. Wellington's clients have the right to receive dividends from, and the proceeds of, the sale of such shares.

(7)
Morgan Stanley Dean Witter & Co. ("MSDW") is a registered investment adviser. MSDW has shared power to vote or direct the vote of 6,634,054 shares and shared power to dispose or direct the disposition of all of the shares listed in the table.

(8)
Salomon Smith Barney Holdings Inc. ("SSBH") is a parent holding company and is deemed the beneficial owner for purposes of Section 13(d) of the Exchange Act. SSBH has shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares listed in the table.

(9)
CitiGroup Inc. is a parent holding company and is deemed the beneficial owner for purposes of Section 13(d) of the Exchange Act. CitiGroup Inc. has shared power to vote or direct the vote and shared power to dispose or direct the disposition of the shares listed in the table.

Security Ownership of Management

    The following table sets forth the number of shares of Class A Common Stock beneficially owned by each of the current directors of the Company, by each Named Executive Officer of the Company in 2000 and by all current directors and executive officers as a group as of the Record Date, and the percentage that these shares bear to the total number of shares of Class A Common Stock outstanding as of such date:

Name of Individual or Number of Persons in Group	Amount of Shares Beneficially Owned(1)		Percent of Class
J. Thomas Bouchard	48,333	(2)	*
George Deukmejian	48,732	(3)	*
Thomas T. Farley	73,333	(4)	*
Gale S. Fitzgerald	200		*
Patrick Foley	55,833	(5)	*
Roger F. Greaves	57,976	(6)	*
Richard W. Hanselman	61,561	(7)	*
Richard J. Stegemeier	55,833	(8)	*
Raymond S. Troubh	95,786	(9)	*
Bruce G. Willison	7,000		*
Jay M. Gellert	725,000	(10)	*
Gary S. Velasquez	217,619	(11)	*
Cora Tellez	138,193	(12)	*
Steven P. Erwin	185,000	(13)	*
B. Curtis Westen	218,253	(14)	*
Karen Coughlin	132,000	(15)	*
All current executive officers and directors as a group (18 persons)	2,099,076	(16)%

*
The amount shown is less than 1% of the outstanding shares.

(1)
The information contained in this table is based upon information furnished to the Company by the persons named above or obtained from records of the Company. The nature of beneficial ownership for shares shown in this column is sole voting and investment power unless otherwise indicated herein, subject to community property laws where applicable.

(2)
Includes 39,000 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Bouchard has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

(3)
Includes 39,699 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Deukmejian has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001. Such amount also includes 700 shares held in the C. George Deukmejian Defined Benefit Pension Plan, of which Mr. Deukmejian is a trustee.

(4)
Includes 44,000 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Farley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001. Such amount also includes 10,000 shares held by the Farley Family Trust of which Mr. Farley is a beneficiary and 10,500 shares held under an individual retirement account of which Mr. Farley is a beneficiary.

(5)
Includes 47,500 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Foley has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

(6)
Includes 24,000 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Greaves has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

(7)
Includes 50,228 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Hanselman has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

(8)
Includes 47,500 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Stegemeier has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

(9)
Includes 50,228 shares with respect to which Mr. Troubh has the right to acquire beneficial ownership by virtue of outstanding vested options and 8,333 shares with respect to which Mr. Troubh has the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

(10)
Includes 700,000 shares with respect to which Mr. Gellert has the right to acquire beneficial ownership by virtue of outstanding vested options.

(11)
Includes 216,600 shares with respect to which Mr. Velasquez has the right to acquire beneficial ownership by virtue of outstanding vested options.

(12)
Includes 133,333 shares with respect to which Ms. Tellez has the right to acquire beneficial ownership by virtue of outstanding vested options.

(13)
Includes 175,000 shares with respect to which Mr. Erwin has the right to acquire beneficial ownership by virtue of outstanding vested options.

(14)
Includes 212,000 shares with respect to which Mr. Westen has the right to acquire beneficial ownership by virtue of outstanding vested options.

(15)
Represents 132,000 shares with respect to which Ms. Coughlin's estate has the right to acquire beneficial ownership by virtue of outstanding vested options.

(16)
Includes an aggregate of 1,855,803 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding vested options, and an aggregate of 99,997 shares with respect to which all current executive officers and directors as a group have the right to acquire beneficial ownership by virtue of outstanding options that vest within 60 days of March 16, 2001.

Section 16(a) Beneficial Ownership Reporting Compliance

    Under the Securities Exchange Act of 1934, as amended, the Company's directors, certain executive and other officers, and any person holding more than ten percent of the Company's Class A Common Stock are required to report their ownership and any changes in that ownership to the Securities and Exchange Commission (the "SEC") and any exchange or quotation system on which the Class A Common Stock is listed or quoted. Specific due dates for these reports have been established and the Company is required to report in this proxy statement any failure by directors, officers and ten percent holders to file such reports on a timely basis. Based solely on a review of the copies of reports furnished to the Company as filed with the SEC, the Company believes that its executive officers and directors have complied with the filing requirements applicable to them for the year ended December 31, 2000; except that, the Company failed to timely file a Form 4 on behalf of Roger F. Greaves related to a sale of shares in November, 2000, which Form 4 was filed approximately ten days late.

REPORT OF THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF HEALTH NET, INC.

    The Audit Committee of the Board of Directors of Health Net is responsible for monitoring the integrity of the Company's consolidated financial statements, its system of internal controls and the independence and performance of its internal and independent auditors. The Audit Committee also recommends to the Board of Directors the selection of the Company's independent auditors. The Audit Committee is composed of four non-employee directors and operates under a written charter adopted by the Board of Directors. Each Audit Committee member is independent (as defined in Section 303.01(B)(2)(a) and (3) of the New York Stock Exchange listing standards). A copy of the Audit Committee charter is attached as Annex A to this proxy statement.

    Management is responsible for the financial reporting process, including the system of internal control, and for the preparation of consolidated financial statements in accordance with generally accepted accounting principles. The Company's independent auditors are responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes. However, the Audit Committee members are not professionally engaged in the practice of accounting or auditing and are not experts in the fields of accounting or auditing, including with respect to auditor independence. The Audit Committee relies on the accuracy and completeness of the information provided to it and on the representations made by management and the independent auditors.

    In this context, the Audit Committee held ten meetings during the year 2000. The Audit Committee reviewed and discussed with management and the independent auditors the audited consolidated financial statements of the Company for the year ended December 31, 2000. The Audit Committee discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In addition, the Audit Committee received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with the independent accountants their independence from the Company and its management. The Audit Committee also considered whether the provision of non-audit services by the independent auditors was compatible with maintaining the auditors' independence. The Audit Committee reviewed, among other things, the amount of fees paid to the independent auditors for audit and non-audit services.

    Based on its review and the foregoing meetings, discussions and reports, and subject to the limitations on its role and responsibilities referred to above and in the Audit Committee charter, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements of the Company for the year ended December 31, 2000 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

                      Richard J. Stegemeier, Chairman
                      George Deukmejian
                      Thomas T. Farley
                      Bruce G. Willison

Fees Paid to Independent Auditors

    For the fiscal year ended December 31, 2000, the aggregate fees billed to the Company by its independent auditors for professional services were as follows:

Audit Fees	$4,709,000
Financial Information Systems Design and Implementation Fees	$952,000
All Other Fees	$7,130,000

PROPOSAL 3—RATIFICATION OF SELECTION OF
INDEPENDENT PUBLIC ACCOUNTANTS

    Upon recommendation of the Audit Committee, the Board of Directors of the Company has selected Deloitte & Touche LLP to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2001. Deloitte & Touche LLP has served in this capacity since June 3, 1994. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions of stockholders and to make a statement if they desire.

    The affirmative vote of a majority of the votes cast on this proposal will constitute ratification of the appointment of Deloitte & Touche LLP.

    The Board of Directors is submitting the approval of Deloitte & Touche LLP to stockholders as a matter of good corporate practice, although it is not required to do so. Should the stockholders fail to provide such ratification, the Board of Directors will reconsider its approval of Deloitte & Touche LLP as the Company's independent public accountants for the year ending December 31, 2001. Even if the selection is ratified, the Board of Directors, in its discretion, may direct the appointment of a new independent accounting firm at any time during the fiscal year if the Board of Directors feels that such a change would be in the best interests of the Company and its stockholders.

The Board of Directors recommends a vote FOR Proposal 3
to ratify the selection of Deloitte & Touche LLP as the Company's independent public accountants.

PROPOSAL 4—AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION
TO RECLASSIFY AUTHORIZED STOCK

    The Board of Directors of Health Net has declared it advisable to amend and restate Health Net's current certificate of incorporation to eliminate the authority for thirty million (30,000,000) shares of Class B Common Stock, and to reclassify the thirty million (30,000,000) shares of authorized stock of Health Net equally between the authorized Class A Common Stock and authorized Preferred Stock, $.001 par value per share, of the Company (the "Preferred Stock").

Reclassification of Authorized Stock

    Health Net's current certificate of incorporation authorizes the issuance of up to thirty million (30,000,000) shares of Class B Common Stock. Health Net issued 25,684,152 shares of Class B Common Stock to The CFW in 1992 in connection with the conversion of Health Net of California, Inc., a California subsidiary of the Company, from nonprofit to for-profit status. Under California law, when a nonprofit corporation converts to for-profit corporate status, the equivalent of fair market value must be contributed to a successor charity that has a charitable purpose consistent with the purposes of the nonprofit entity. The CFW was formed to be the charitable recipient of the conversion settlement of Health Net of California. Pursuant to the terms of the Class B Common Stock, shares of the Class B Common Stock automatically convert to shares of Class A Common Stock upon sale or transfer to a third-party unrelated to the original owner, namely, The CFW. From time to time, The CFW sold shares of Class B Common Stock to unrelated third parties, thereby causing such shares to convert to shares of Class A Common Stock. In 2000, The CFW sold and/or transferred the last of its Class B Common Stock to unrelated third parties. The Company has not issued Class B Common Stock to any party other than The CFW. Accordingly, no shares of Class B Common Stock are currently outstanding. The Board of Directors believes there is no further need for shares designated as Class B Common Stock.

    Accordingly, the Board of Directors has declared the advisability of eliminating the authority for the thirty million (30,000,000) shares of Class B Common Stock and reclassifying the thirty million (30,000,000) shares of authorized stock of Health Net equally between the authorized Class A Common Stock and authorized Preferred Stock of Health Net. After giving effect to the reclassification, Health Net would continue to have three hundred ninety million (390,000,000) shares of all classes of stock authorized for issuance, three hundred sixty-five million (365,000,000) of which would be authorized as Class A Common Stock and twenty-five million (25,000,000) of which would be authorized as Preferred Stock.

    The above described amendment is referred to herein as the "Reclassification Amendment." If the Reclassification Amendment is approved by Health Net's stockholders, Health Net's certificate of incorporation will be amended and restated as indicated in Annex B.

Vote Required

    Under Delaware law, approval of the Reclassification Amendment requires the affirmative vote of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon. Article IV of Health Net's current certificate of incorporation provides that Article IV of the certificate shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the shares of Class A Common Stock. Since Health Net only has Class A Common Stock outstanding, a majority vote of outstanding shares of Class A Common Stock is required for approval of the Reclassification Amendment.

    In determining whether the Reclassification Amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the amendment.

The Board of Directors has approved the Reclassification Amendment and has determined it to be advisable. The Board of Directors recommends a vote FOR Proposal 4.

PROPOSAL 5—AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD AND REMOVAL PROVISIONS

    The Board of Directors of Health Net has declared it advisable to amend and restate Health Net's current certificate of incorporation to eliminate the separation of Health Net's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis, and to eliminate Section 3, Article V of the current certificate of incorporation relating to the removal of directors.

    The above described amendment is referred to herein as the "Classified Board Amendment." If the Classified Board Amendment is approved by Health Net's stockholders, Health Net's certificate of incorporation will be amended and restated as indicated in Annex B.

Classified Board

    The Board of Directors of Health Net is currently divided into three classes with three directors designated in Class I, four directors designated in Class II and four directors designated in Class III. Such classes were established pursuant to Health Net's current certificate of incorporation, and are "staggered" so that each class of directors is elected every third year. The classification of the Board of Directors was initially approved by Health Net's stockholders in 1994 in connection with stockholder approval of the HSI Combination involving QualMed and H.N. Management Holdings, Inc. (both predecessors to Health Net), and was approved again in 1997 in connection with stockholder approval of the FHS Combination involving FHC and HSI (both predecessors to Health Net). In each case, the classification structure was included in the certificate of incorporation adopted as part of the merger transaction.

    In connection with the Company's 2000 Annual Meeting of Stockholders, a stockholder of Health Net introduced a resolution requesting that the Board of Directors take the necessary steps to declassify the Board of Directors. Such resolution was voted upon by the stockholders at the 2000 Annual Meeting and was approved by approximately 70% of the shares voted on such proposal.

    In this connection, the Board of Directors has declared it advisable to submit the elimination of the classified Board and annual term requirement to the stockholders for determination. In the event the proposal is approved, upon the proposed amendment and restatement becoming effective, the classified board provisions of Health Net's current certificate of incorporation will be eliminated, the terms of all directors of the Company will expire at the 2002 Annual Meeting of Stockholders and, beginning with the 2002 Annual Meeting of Stockholders, all directors of Health Net will be elected for one-year terms.

Removal Provisions

    Health Net's current certificate of incorporation provides that any director or the entire Board of Directors may be removed only for cause by an affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock and further provides that if a proposal to remove a director for cause is made by or on behalf of an "Interested Stockholder"(as defined) or a director affiliated with an "Interested Stockholder", then such removal shall require the affirmative vote of the holders of a majority of the disinterested shares. Under Delaware law, any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote at the election of directors, except in the case of a corporation whose board is classified, in which case shareholders may effect a removal only for cause. If Health Net's shareholders vote to remove the classified board provisions from the certificate of incorporation, then the exception to Delaware's general removal rule would no longer apply and shareholders would be allowed to remove directors with or without cause upon a majority vote. The provisions in the current certificate of incorporation with respect to the removal of directors will be in conflict with Delaware law if the stockholders of Health Net vote to eliminate the classified board provisions.

    Accordingly, the Board of Directors has declared it advisable to eliminate the removal provisions from Health Net's certificate of incorporation.

Vote Required

    Health Net's current certificate of incorporation requires the affirmative vote of eighty percent (80%) of the then outstanding shares of voting stock, voting as a single class, to make, alter, amend, change, add to or repeal Article V of the current certificate of incorporation. In order to effect the Classified Board Amendment, Article V of the current certificate of incorporation will need to be amended. Therefore, the affirmative vote of eighty percent (80%) of the outstanding shares of Class A Common Stock is required to approve the Classified Board Amendment.

    In determining whether the Classified Board Amendment has received the requisite number of affirmative votes, abstentions and broker non-votes will have the same effect as votes against the amendment.

The Board of Directors has approved the Classified Board Amendment and has determined it to be advisable. The Board of Directors recommends a vote FOR Proposal 5.

REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS

    Nominations for the Board of Directors.  The Company expects to hold its 2002 Annual Meeting of Stockholders in May of 2002, although the Company retains the right to change this date, as it may determine. The by-laws provide that written notice of proposed stockholder nominations for the election of directors at the 2002 Annual Meeting of Stockholders must be received by the Secretary of the Company not less than sixty days nor more than ninety days prior to the meeting; provided that, in the event that less than 40 calendar days' notice or prior public disclosure of the date of the meeting is given or made to the stockholders, notice must be received not later than the close of business on the tenth calendar day following the date on which the notice of the date of the meeting was mailed or public disclosure was made. Notice to the Company from a stockholder who proposes to nominate a person for election as a director must satisfy the requirements of the SEC and the by-laws. Stockholders wishing to nominate persons should contact the Company's Secretary at 21650 Oxnard Street, Woodland Hills, California 91367.

    Proposals.  Any stockholder who intends to present a proposal to be included in the Company's proxy materials to be considered for action at the 2002 Annual Meeting of Stockholders must satisfy the requirements of the SEC and the proposal must be received by the Secretary of the Company on or before December 1, 2001 for review and consideration for inclusion in the Company's proxy statement and proxy card relating to that meeting.

    The Chairman of the Annual Meeting may decline to allow the transaction of any business or the consideration of any nomination which was not properly presented in accordance with these requirements. The requirements with respect to the nomination of director candidates do not affect the deadline for submitting stockholder proposals for inclusion in the proxy statement, nor do they apply to questions a stockholder may wish to ask at a meeting.

    Upon written request by any stockholder, the Company will provide without charge a copy of the Company's Annual Report on Form 10-K for the Company's most recent fiscal year, including the financial statements and the financial statement schedules required to be filed with the SEC. Such written requests should be directed to David Olson, Senior Vice President of Investor Relations, 21650 Oxnard Street, Woodland Hills, California 91367.

OTHER MATTERS

    The Board of Directors knows of no other business that will be presented for consideration at the Annual Meeting. If other matters are properly brought before the meeting, however, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

                      By Order of the Board of Directors,

                      B. Curtis Westen, Esq.

                      Senior Vice President, General Counsel and Secretary

ANNEX A

CHARTER FOR THE AUDIT COMMITTEE OF THE
BOARD OF DIRECTORS OF HEALTH NET, INC.

    The Board of Directors (the "Board") of Health Net, Inc. ("Health Net") has previously established an Audit Committee of its members (the "Committee"), and the purpose of this Charter is to provide further clarification to the duties of the Committee as set forth in the By-Laws of Health Net:

Membership and Meetings

    The Committee shall consist of three or more members, all of whom shall be appointed by the Board, financially literate, as determined by the Board, and independent of Health Net management and its independent auditors, in accordance with the standards that may be applicable to the Committee from time to time, including, but not limited to, the standards set forth in the New York Stock Exchange Listed Company Manual. At least one member shall have accounting or related financial management expertise, as determined by the Board of Directors. Each member shall be appointed to a one-year term, and may be reappointed annually thereafter as deemed appropriate by the Board, so long as such member continues to meet the membership requirements. One member shall be designated as the Chairperson of the Committee by the Board.

    The Committee shall meet as often as deemed necessary to fulfill its responsibilities. The presence of a majority of the existing members of the Committee at each meeting shall constitute a quorum. A majority of members, but not less than two, present and voting shall approve issues requiring a vote. Telephonic attendance by any member at a meeting is specifically authorized, provided that appropriate equipment is used in order that each member of the Committee can hear one another. Additionally, as necessary, the Committee may request that members of Health Net management, the Health Net corporate internal auditor and representatives of the independent auditor be present at Committee meetings. Minutes of each Committee meeting are to be prepared and approved by the Committee members and a report thereof provided to the Board.

Authority and Responsibility

    The Committee is to facilitate communication between the Board, the independent auditor, the Health Net corporate internal auditor and Health Net management, as their duties relate to financial accounting, reporting and internal controls and compliance. The Committee is to assist the Board in fulfilling its responsibilities as to accounting policies and reporting practices of Health Net and the sufficiency of auditing matters and procedures relative thereto. The Committee is to be the Board's principal agent in assuring the independence of Health Net's independent auditor and reviewing the adequacy of management controls. The Committee shall review management controls relating to disclosures to the public. However, the opportunity for the independent auditor to meet with the entire Board and the Chief Executive Officer of Health Net, as needed, is not to be restricted. The Committee shall oversee and recommend to the Board the selection of the independent auditor.

Specific Duties

    The Committee shall have the following specific duties:

1.
Review with Health Net management, the independent auditor and the Health Net corporate internal auditor Health Net's policies and procedures related to the adequacy of internal controls over accounting, compliance with laws and regulations, financial reporting and operating integrity. This duty is to include a review of management's evaluation of the adequacy of the organization's

A1

  internal control structure and the extent to which major recommendations made by both the independent and corporate internal auditors have been implemented.

2.
Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by Health Net in preparing its financial statements. The Committee is to make, or cause to be made, all necessary inquiries of management, the corporate internal auditor and independent auditor concerning established standards of conduct and performance, and deviations therefrom. The Committee's inquiries in this respect of management (other than the CEO) shall be made through the CEO, and inquiries of the CEO shall be made by the Board of Directors. This duty is to include monitoring compliance with Health Net's Code of Business Conduct, including compliance by senior management and the Board through reports on final actions taken under the Code and general reports on types and categories of pending matters under the Code.

3.
Recommend to the Health Net Board the initial selection and annual retention or replacement of the independent auditor. This duty is to include an assessment of the independent auditor's independence from Health Net along with a review of Health Net management's evaluation of the independence.

4.
Review, prior to the annual financial statement audit, the scope and general extent of the independent auditor's planned examination, including its engagement letter. The independent auditor's fees are to be arranged with management subject to approval by the Committee. The Committee's review should entail an understanding from the independent auditor of the factors considered by the auditor in determining the audit scope, including:

•
Specific risk characteristics of Health Net.

•
External reporting requirements.

•
Materiality of the various segments of Health Net's combined activities.

•
Quality of internal accounting, administrative and compliance controls.

•
Extent of the corporate internal auditor's involvement in the audit examination.

•
Other areas to be covered during the audit engagement.

5.
Review with Health Net management the extent of nonaudit services planned to be provided by the independent auditor and consider whether such services could have an effect on the independence of the auditor.

6.
Review with Health Net management and the independent auditor instances where management has obtained "second opinions" on the independent audit or on accounting and financial reporting policies from other certified public accountants or other financial accounting advisors that must be reported under applicable disclosure rules.

7.
Review with Health Net management and the independent auditor quarterly earnings and financial statements for each quarter prior to public release.

8.
Review with Health Net management and the independent auditor, upon completion of its audit, financial statements for the year prior to their release to the public. The review is to encompass:

•
Health Net's comprehensive annual financial report, including the financial statements and supplemental disclosures required by generally accepted accounting principals ("GAAP"). The Committee should seek to determine that Health Net's financial statements constitute a full and meaningful report to its shareholders and creditors.

•
Significant transactions not a normal part of Health Net's operations.

A2

  •
  Selection of and changes, if any, during the year in Health Net's accounting principles or their application, including a discussion of recent FASB or other regulatory agency pronouncements that could have a material impact on the organization.

  •
  Significant adjustments proposed or passed on by the independent auditor.

  •
  The process used by management in formulating particularly sensitive accounting estimates and the independent auditor's conclusions regarding reasonableness of those estimates.

  •
  Any disagreements between the independent auditor and management about matters that could be significant to Health Net's financial statements or the auditor's report.

  •
  Significant issues concerning litigation, contingencies, claims or assessments and all material accounting issues that require disclosure in the financial statements.

  •
  Any difficulties encountered during the conduct of the financial statement audit.

  •
  The adequacy of Health Net's internal control structure.

9.
Review with Health Net management the "Management's Discussion and Analysis" section of the Annual Report on Form 10-K.

10.
Prepare a written report of the Audit Committee for inclusion in Health Net's proxy statement, in accordance with the requirements of the Securities and Exchange Act of 1934, as amended, that may be applicable to such report from time to time, including stating whether the Audit Committee:

•
reviewed and discussed the audited financial statements with management.

•
discussed with the independent auditor those matters required by SAS 61, Communication with Audit Committees.

•
received from the independent auditor written disclosures of its relationships with Health Net and discussed with the independent auditor its independence.

•
recommends to the Board of Directors that the audited financial statements be included in Health Net's Annual Report on Form 10-K.

11.
Evaluate the cooperation received by the independent auditor during its audit, including its access to all requested records, data and information. Also, elicit the comments of Health Net management regarding the responsiveness of the independent auditor to Health Net's needs. Inquire of the independent auditor whether there have been any disagreements with management that, if not satisfactorily resolved, would have caused them to issue a nonstandard report on Health Net's financial statements.

12.
Discuss with the independent auditor the quality of Health Net's financial and accounting personnel and any recommendations that the independent auditor may have. Topics to be considered during this discussion include improving internal financial controls, controls over accounting and financial compliance, the selection of accounting principles and management reporting systems.

13.
Review written responses of Health Net management to the "Management Letter" of the independent auditor, and review with management the status of implementation of prior period recommendations and corrective action plans.

14.
Review the controls that management has established to protect the integrity of the quarterly reporting process.

A3

15.
Review the services provided by the Health Net corporate internal auditing function, including:

•
Planned scope for the corporate internal audit program, its objectives and the staffing required to attain the objectives, as well as its annual operating budget and reporting relationship with Health Net management.

•
Results of prior period corporate internal audit activities.

•
Relationship between the corporate internal auditor and the independent auditor.

•
Review with management's actions with respect to appointment, promotion and/or termination of the Health Net Chief Auditor.

16.
As may be requested by the Board of Directors from time to time, review with management significant financial matters affecting Health Net, whether or not related to a review of the quarterly or annual financial statements. Reviews may include discussion of matters such as Health Net interim operating results versus planned results, management's plans regarding Health Net business combination strategies, regulatory audit results or Health Net capital financing alternatives, to name a few.

17.
At the request of the Finance Committee of the Board, act in coordination with the Finance Committee with respect to the Finance Committee's review of the Corporation's financial structure and operations in light of the Corporation's long-term objectives.

18.
Review the audit results of governmental and regulatory agencies (e.g., IRS, DOC and DOI) and external auditors engaged for specific purposes.

19.
Review the adequacy of management controls over expense reimbursement of the CEO and COO.

20.
Recommend to the Board of Directors investigations into any matter as deemed necessary by the Board to discharge the Committee's duties and responsibilities.

21.
Provide a report of Committee activities to the Board at regular intervals.

22.
Review and monitor compliance with governmental laws, regulations and undertakings.

23.
Review the Committee charter annually and recommend modifications, as needed, to the Board.

A4

ANNEX B

FIFTH AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
HEALTH NET, INC.

    Health Net, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

    1.  The name of the corporation is Health Net, Inc. Health Net, Inc. was originally incorporated under the name of HN Management Holdings, Inc., and the original Certificate of Incorporation was filed with the Delaware Secretary of State on June 7, 1990.

    2.  The First Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on July 19, 1991.

    3.  The Second Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on January 15, 1992.

    4.  The Third Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on January 28, 1994 (at which time the corporation's name was changed to Health Systems International, Inc.).

    5.  The Fourth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on April 1, 1997 (at which time the corporation's name was changed to Foundation Health Systems, Inc.).

    6.  An amendment to the Fourth Amended and Restated Certificate of Incorporation was filed with the Delaware Secretary of State on November 3, 2000 (at which time the corporation's name was changed to Health Net, Inc.).

    7.  Pursuant to Sections 242 and 245 of the General Corporation Law of the State of Delaware, this Fifth Amended and Restated Certificate of Incorporation amends and restates the provisions of the Fourth Amended and Restated Certificate of Incorporation of the corporation.

    8.  Attached hereto as Exhibit A is a copy of the Certificate of Designation as filed with the Delaware Secretary of State on July 31, 1996 which shall remain in full force and effect following the filing of the Fifth Amended and Restated Certificate of Incorporation.

    9.  The text of the Certificate of Incorporation is hereby amended and restated to read in its entirety as follows:

ARTICLE I
NAME

    The name of the corporation (hereinafter called the "Corporation") is Health Net, Inc.

ARTICLE II
PRINCIPAL OFFICE

    The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of the Corporation's registered agent is The Corporation Trust Company.

B1

ARTICLE III
PURPOSE

    The purpose for which the Corporation is organized is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

ARTICLE IV
AUTHORIZED CAPITAL STOCK

    SECTION 1. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Three Hundred Ninety Million (390,000,000) shares as follows: (a) [Three Hundred Sixty-Five Million (365,000,000) shares of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), and (b) Twenty-Five Million (25,000,000)]1 [Three Hundred Fifty Million (350,000,000) shares of Class A Common Stock, $.001 par value per share ("Class A Common Stock"), (b) Thirty Million (30,000,000) shares of Class B Convertible Common Stock, $.001 par value per share ("Class B Common Stock") and (c) Ten Million (10,000,000)]2 shares of Preferred Stock, $.001 par value per share ("Preferred Stock").

1 This language will be inserted if the Reclassification Amendment is approved.

2 This language will be deleted if the Reclassification Amendment is approved.

    SECTION 2. The designations, preferences, qualifications, privileges, limitations and restrictions of the classes of stock of the Corporation and the express grant of authority to the Board of Directors of the Corporation (the "Board of Directors") to fix by resolution the designations, preferences, qualifications, privileges, limitations, and restrictions relating to the classes of stock of the Corporation which are not fixed by this Certificate of Incorporation are as follows:

CLASS A COMMON STOCK

A. DIVIDENDS.

    Subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Class A Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon from time to time by the Board of Directors out of assets or funds of the Corporation legally available therefor.

B. VOTING.

    (i) At every meeting of the stockholders, every holder of Class A Common Stock shall be entitled to one (1) vote in person or by proxy for each share of Class A Common Stock standing in his or her name on the transfer books of the Corporation.

    (ii) The provisions of this Article IV of this Certificate of Incorporation shall not be modified, revised, altered or amended, repealed or rescinded, in whole or in part, without the affirmative vote of the holders of a majority of the shares of Class A Common Stock.

[CLASS B COMMON STOCK

C. DIVIDENDS.

    Subject to any other provisions of this Certificate of Incorporation, as amended from time to time, holders of Class B Common Stock shall be entitled to receive such dividends and other distributions in cash, common stock or property of the Corporation as may be declared on the Class A Common Stock from time to time by the Board of Directors out of the assets or funds of the Corporation legally available therefor.

B2

D. VOTING.

    (i) The holders of Class B Common Stock shall have no right to vote on any matters to be voted on by the stockholders of the Corporation (including, without limitation, any election or removal of the directors of the Corporation), and the Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on such matters. No amendment, modification or waiver of any provision of this portion of Article IV titled Class B Common Stock or any provision of this Certificate of Incorporation applicable to or affecting the rights of the Class B Common Stock (or the number required to approve such amendment, modification or waiver) will be effective without the prior written consent of the holders of a majority of shares of Class B Common Stock at the time outstanding. No amendment, modification or waiver of any provision of this portion of Article IV titled Class B Common Stock will extend to or affect any obligation not expressly amended, modified or waived or impair any right consequent thereon. No course of dealing, and no failure to exercise or delay in exercising any right, remedy, power or privilege under this portion of Article IV titled Class B Common Stock will act as a waiver, amendment or modification of any provision of this portion of Article IV entitled Class B Common Stock.

    (ii) Upon the occurrence of an Adjustment Event (as defined below), the holders of Class B Common Stock shall, voting as a class, be entitled to elect a number of members of the Board of Directors equal to the number of members of the Board of Directors then serving plus one (1). The remaining members of the Board of Directors shall be elected separately by the holders of Class A Common Stock. At such time as all Adjustment Events which gave rise to the exercise of voting rights provided for in this paragraph shall have been cured and no other Adjustment Event shall have occurred and remain uncured, the contingent rights of the holders of the Class B Common Stock shall cease, subject to renewal from time to time upon the same terms and conditions.

    (iii) At any time after the voting power to elect members of the Board of Directors shall have become vested in the holders of the Class B Common Stock as provided above, the President or any Executive Vice President of the Corporation may, and upon the request of the record holders of Class B Common Stock shall, call a special meeting of the holders of Class A Common Stock and Class B Common Stock and such other classes of the Corporation's stock as shall then have the right to vote for the election of directors, to be held at the place and upon the notice provided in the By-laws of the Corporation for the holding of meetings of the stockholders. If the meeting shall not be so called within ten (10) days after personal service of the request, or within fifteen (15) days after mailing of the request by registered mail within the United States of America, then the record holders of the Class B Common Stock may call the meeting, and may call for the meeting at the place and upon the notice above provided, and for that purpose shall have access to the stock books of the Corporation.

    (iv) When the limited rights of the holders of Class B Common Stock to vote as provided above have ceased, the term of office of the persons elected by it as directors pursuant thereto as a result of an Adjustment Event shall terminate and the vacancies may (but need not) be filled by the remaining members of the Board of Directors.

    (v) The term "Adjustment Event" shall mean any one or more of the following events, which shall be deemed to have occurred ninety (90) days after the date on which the holders of Class B Common Stock give notice in writing ("Notice") to the Corporation of the Adjustment Event:

      (1) There shall have occurred an Event of Default (as defined below) under that certain Nonnegotiable Senior Secured Promissory Note by Health Net, a California corporation ("Health Net"), in the original principal amount of One Hundred Fifty Million Dollars ($150,000,000).

      (2) There shall have occurred an Event of Default (as defined below) under that certain Nonnegotiable Subordinated Secured Promissory Note by Health Net, in the original principal amount of Seventy-five Million Dollars ($75,000,000).

B3

      (3) There shall have occurred an Event of Default (as defined below) under that certain Senior Security Agreement dated as of January 28, 1992, by and between The California Wellness Foundation, a California nonprofit public benefit corporation (the "Foundation"), and Health Net.

      (4) There shall have occurred an Event of Default (as defined below) under that certain Subordinated Security Agreement dated as of January 28, 1992, by and between the Foundation and Health Net.

      (5) There shall have occurred an Event of Default (as defined below) under that certain Cash Pledge Agreement dated as of January 28, 1992, by and between the Foundation and Health Net.

      (6) There shall have occurred an Event of Default (as defined below) under that certain Sinking Fund Agreement dated as of January 28, 1992, by and between the Foundation and Health Net.

    The term "Event of Default" as used above shall have the meaning ascribed to it in the document listed in subsections D(v)(1)-(6) above.

E. CONVERSION.

    (i) Upon the transfer of any whole number of all of the shares of Class B Common Stock to a third party affiliated with the original owner, the transferred shares of Class B Common Stock shall convert into fully paid and nonnegotiable shares of Class A Common Stock at the rate of one share of Class A Common Stock for each share of Class B Common Stock so converted. The conversion shall be effected at the time the holders of Class B Common Stock surrender such holders' certificate or certificates for Class B Common Stock to be transferred, duly endorsed, at the office of the Corporation or any transfer agent for Class B Common Stock. Promptly thereafter, the Corporation shall issue and deliver to the assignee, a certificate or certificates for the number of shares of Class A Common Stock to which the assignee shall be entitled as aforesaid. The conversion shall be deemed to have been made at the close of business on the date of the surrender and the person or persons entitled to receive shares of Class A Common Stock issuable on the conversion shall be treated for all purposes as the record holder or holders of the shares of Class A Common Stock on that date.

    (ii) The Corporation shall at all times reserve and keep available out of the authorized and unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the outstanding Class B Common Stock, such number of shares of Class A Common Stock as shall from time to time be sufficient to effect a conversion of all shares of Class B Common Stock, and if, at any time, the number of authorized and unissued shares of Class A Common Stock shall not be sufficient to effect conversion of the then outstanding Class B Common Stock, the Corporation shall take such corporate action as may be necessary to increase the number of authorized and unissued shares of Class A Common Stock to such number as shall be sufficient for such purposes.

F. REDEMPTION.

    The Corporation shall have the right to redeem the Class B Common Stock in accordance with that certain Amended Foundation Shareholder Agreement (the "Agreement") dated as of January 28, 1992, by and among the Corporation, the Foundation and the holders of Class A Common Stock listed on Schedule 1 to the Agreement; a copy of the Agreement is available for inspection at the Corporation's principal place of business.

B4

G. ADJUSTMENTS.

    The initial number of shares of Class A Common Stock into which shares of Class B Common Stock are convertible shall be subject to adjustment from time to time, after the date hereof, in case the Corporation shall:

      (i)  Pay a dividend in, or make a distribution of, shares of Class A Common Stock;

      (ii) Subdivide its outstanding shares of Class A Common Stock into a greater number of such shares;

      (iii) Combine its outstanding shares of Class A Common Stock into a smaller number of such shares; or

      (iv) Consolidate or merge with or into another corporation (other than a consolidation or merger which does not result in any reclassification or change of the Class A Common Stock), or sell or convey all or substantially all of the Corporation's assets as an entirety to another corporation.

    The total number of shares of Class A Common Stock and the number of shares of capital stock convertible into Class A Common Stock shall be adjusted so that the holder of Class B Common Stock thereafter surrendered for conversion shall be entitled to receive the number of shares of Class A Common Stock which it would have owned or have been entitled to receive immediately following the happening of any of the events described above had such Class B Common Stock been converted immediately following the happening of such event. An adjustment made pursuant to this Section shall, in the case of a stock dividend or distribution, become effective as of the record date therefor and, in the case of a subdivision, combination, grant, conveyance or merger, be made as of the effective date thereof.]3

3 This language will be deleted if the Reclassification Amendment is approved.

PREFERRED STOCK

    The Board of Directors is authorized to provide, by resolution, for the issuance of one or more series of Preferred Stock out of the unissued shares of Preferred Stock. Except as may be required by law, the shares in any series of Preferred Stock or any shares of stock of any other class need not be identical to any other series of Preferred Stock or any other class. Before any shares of Preferred Stock of any series are issued, the Board of Directors shall fix, and is hereby expressly empowered to fix, by resolution, the following provisions regarding such shares:

      (i)  The designations of such series, the number of shares to constitute such series and the stated value thereof if different from the par value thereof;

      (ii) Whether the shares of such series shall have voting rights, and, if so, the terms of the voting right, which may be general or limited;

      (iii) The dividends, if any, payable on the Series, whether any dividends shall be cumulative, and, if so, from what dates; the conditions and dates upon which the dividends shall be payable; the preference or relation which the dividends shall bear to the dividends payable on any shares of stock of any other series of Preferred Stock;

      (iv) Whether the shares of the series shall be subject to redemption by the Corporation and, if so, the times, prices and other conditions of the redemption;

      (v) The amount or amounts payable upon shares of the series, and the rights of the holders of such series in the event of voluntary or involuntary liquidation, dissolution or winding up, or upon any distribution of the assets, of the Corporation;

B5

      (vi) Whether the shares of the series shall be subject to the operation of a retirement or sinking fund and, if so, the extent to and manner in which such retirement or sinking fund shall be applied to the purchase or redemption of the shares of the series for retirement or other corporate purposes and the terms and provisions relative to the operation thereof;

      (vii) Whether the shares of the series shall be convertible into, or exchangeable for, shares of Class A Common Stock or any other series of Preferred Stock or any other securities (whether or not issued by the Corporation), and, if so, the price or prices or the rate or rates of conversion or exchange and the method, if any, of adjusting the same, and any other terms and conditions of conversion or exchange;

      (viii) The limitations and restrictions, if any, to be effective upon the payment of dividends or the making of other distributions on, and upon the purchase, redemption or other acquisition by the Corporation of, Class A Common Stock[, Class B Common Stock]3 or shares of stock of any other class or any other series of Preferred Stock;

      (ix) The conditions or restrictions, if any, upon the creation of indebtedness of the Corporation or upon the issuance of any additional stock, including additional shares of the series or any other series of Preferred Stock or any other class of stock;

      (x) The ranking (be it pari passu, junior or senior) of each class or series vis-a-vis any other class or series of any class of Preferred Stock as to the payment of dividends, the distribution of assets and all other matters; and

      (xi) Any other powers, preferences and relative, participating, optional and other special rights, and any qualifications, limitations and restrictions thereof, insofar as they are not inconsistent with the provisions of this Certificate of Incorporation, to the full extent permitted in accordance with the laws of the State of Delaware.

    The powers, preferences and relative, participating, optional and other special rights of each series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding.

ARTICLE V

COMPOSITION OF BOARD OF DIRECTORS
AND STOCKHOLDER MEETINGS

    The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its directors and stockholders:

    [SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty directors, the exact number of directors to be determined in accordance with the By-laws of the Corporation. Directors shall be elected for a one-year term at each annual meeting of stockholders, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the next annual meeting and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.]4

3 This language will be deleted if the Reclassification Amendment is approved.

4 This Article V, Section 1 will be inserted if the Classified Board Amendment is approved.

    [SECTION 1. The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty directors, the exact number of directors to be determined in accordance with the By-laws of the Corporation. The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall

B6

consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. At each annual meeting of stockholders beginning in 1994, successors to the class of directors whose term expires at that annual meeting shall be elected for a three year term. If the number of directors is changed, any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors shorten the term of any incumbent director. A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office.]5

    SECTION 2. Subject to the rights of holders of any series of Preferred Stock then outstanding or any other securities of the Corporation [(including Class B Common Stock pursuant to Section 2(D) of Article IV hereof)]3, any vacancy on the Board of Directors that results from an increase in the number of directors [(subject to Section 1 of this Article V)]6 may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and any other vacancy occurring in the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. [Any director of any class elected to fill a vacancy resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class.]6 Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his predecessor.

    [SECTION 3. Subject to the rights of holders of any series of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed only for cause by an affirmative vote of the holders of sixty-six and two-thirds percent (66 2/3%) of the then outstanding shares of Voting Stock (as defined in Article VIII); provided, however, that if a proposal to remove a director for cause is made by or on behalf of an Interested Stockholder (as defined in Article VIII) or a director affiliated with an Interested Stockholder, then such removal shall require the affirmative vote of the holders of a majority of the Disinterested Shares. For purposes of this Section 3, "Disinterested Shares" means, as to any Interested Stockholder, shares of Voting Stock held by stockholders other than such Interested Stockholder. For purposes of this Section 3, "cause" shall mean the willful and continuous failure of a director substantially to perform his or her duties to the Corporation (other than a failure resulting from incapacity because of physical or mental illness) or the willful engaging by a director in gross misconduct materially and demonstrably injurious to the Corporation.]7

    SECTION [3][4]. Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation or of any other securities of the Corporation [(including Class B Common Stock pursuant to Section 2(D) of Article IV hereof)]3 shall have the right, voting separately by series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation[, and such directors so elected shall not be divided into classes pursuant to this Article V unless expressly provided by such terms]6.

    SECTION [4][5]. Election of directors need not be by ballot unless the By-laws so provide.

    SECTION [5][6]. In addition to the powers and authorities hereinabove or by statute expressly conferred upon them, the Board of Directors is hereby empowered to exercise all powers and do all acts and things as may be exercised or done by the Corporation; subject, nevertheless, to the provisions of the statutes of Delaware, of this Certificate of Incorporation, and to any by-laws from time to time made by the stockholders; provided, however, that no by-law so made shall invalidate any prior act of the Board of Directors which would have been valid if that by-law had not been made.

5 This Article V, Section 1 will be deleted if the Classified Board Amendment is approved.

3 This language will be deleted if the Reclassification Amendment is approved.

6 This language will be deleted if the Classified Board Amendment is approved.

6 This language will be deleted if the Classified Board Amendment is approved.

7 This Article V, Section 3 will be deleted if the Classified Board Amendment is approved.

3 This language will be deleted if the Reclassification Amendment is approved.

6 This language will be deleted if the Classified Board Amendment is approved.

B7

    SECTION [6][7]. The Board of Directors shall have the concurrent power with the stockholders to make, alter, amend, change, add to or repeal (collectively referred to as a "Change") the By-laws of the Corporation; provided that any Change of the By-laws must be approved either by (i) seventy-five percent (75%) of the authorized number of directors and, if one or more Interested Stockholder exists, by a majority of the directors who are Continuing Directors (as defined in Article VIII), or (ii) the affirmative vote of the holders of not less than eighty percent (80%) of the then outstanding shares of Voting Stock and, if the Change is proposed by or on behalf of an Interested Stockholder or a director affiliated with an Interested Stockholder, by the affirmative vote of the holders of a majority of the Disinterested Shares.

    SECTION [7][8]. No action required or permitted to be taken at any annual or special meeting of stockholders of the Corporation may be taken by written consent without a meeting of such stockholders.

    SECTION [8][9]. Special meetings of the stockholders of the Corporation for any purpose or purposes may be called at any time by the Chairman of the Board, or by a majority of the members of the Board of Directors; provided, however, that where a proposal requiring stockholder approval is made by or on behalf of an Interested Stockholder or director affiliated with an Interested Stockholder, or where an Interested Stockholder otherwise seeks action requiring stockholder approval, then the affirmative vote of a majority of the Continuing Directors shall also be required to call a special meeting of stockholders for the purpose of considering such proposal or obtaining such approval. Such special meeting may not be called by any other person or persons or in any other manner.

ARTICLE VI
INDEMNIFICATION

    SECTION 1. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or an officer of the Corporation, against expenses (including but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding to the fullest extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware, and any other applicable law, as from time to time in effect. To the maximum extent permitted by law, the Corporation shall advance expenses (including attorneys' fees) incurred by such person indemnified hereunder in defending any civil, criminal, administrative or investigative action, suit or proceeding upon an undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation. Such rights of indemnification and advancement of expenses shall not be deemed to be exclusive of any other rights to which such director or officer may be entitled apart from the foregoing provisions. The foregoing provisions of this Section 1 shall be deemed to be a contract between the Corporation and each director and officer who serves in such capacity at any time while this Section 1 and the relevant provisions of the General Corporation Law of the State of Delaware and other applicable law, if any, are in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing, with respect to any state of facts then or theretofore existing, or any action, suit or proceeding theretofore or thereafter brought or threatened based in whole or in part upon any such state of facts.

    SECTION 2. The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation, as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against

B8

expenses (including, but not limited to, attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding to the extent and in the manner set forth in and permitted by the General Corporation Law of the State of Delaware and any other applicable law as from time to time in effect. Such right of indemnification shall not be deemed to be exclusive of any other rights to which any such person may be entitled apart from the foregoing provisions.

ARTICLE VII
LIABILITY FOR BREACH OF FIDUCIARY DUTY

    No director shall be personally liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty by the director as a director. Notwithstanding the foregoing sentence, a director shall be liable to the extent provided by applicable law (i) for breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. No amendment to or repeal of this Article VII shall apply to or have any effect on the liability or alleged liability of any director of the Corporation for or with respect to any act or omission of a director occurring prior to such amendment.

ARTICLE VIII
BUSINESS COMBINATIONS

    SECTION 1. In addition to any affirmative vote required by law or this Certificate of Incorporation or the By-laws of the Corporation, and except as otherwise expressly provided in Section 2 of this Article VIII, a Business Combination (as defined below) with, or proposed by or on behalf of, any Interested Stockholder or any Affiliate (as defined below) or Associate (as defined below) of any Interested Stockholder or any person who thereafter would be an Affiliate or Associate of such Interested Stockholder shall require the affirmative vote of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by the Interested Stockholder. Such affirmative vote shall be required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be specified, by law or in any agreement with any national securities exchange or otherwise.

    SECTION 2. The provisions of Section 1 of this Article VIII shall not be applicable to any particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or by any other provision of this Certificate of Incorporation or the By-laws of the Corporation, or any agreement with any national securities exchange, if all of the conditions specified in either of the following paragraph (a) or (b) are met, or in the case of a Business Combination not involving the payment of consideration to the holders of the Corporation's outstanding Capital Stock (as defined below), if the conditions specified in the following paragraph (a) are met:

    (a) The Business Combination shall have been approved, either specifically or as a transaction which is within an approved category of transactions, by a majority (whether such approval is made prior to or subsequent to the acquisition of, or announcement or public disclosure of the intention to acquire, beneficial ownership of the Voting Stock that caused the Interested Stockholder to become an Interested Stockholder) of the Continuing Directors.

B9

    (b) All of the following conditions shall have been met:

      (i)  The aggregate amount of cash and the Fair Market Value (as defined below), as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of Common Stock (as defined below) in such Business Combination shall be at least equal to the highest amount determined under clauses (A) and (B) below.

        (A) (if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of Class A Common Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of Class A Common Stock (x) within the two-year period immediately prior to the first public announcement of the proposed Business Combination (the "Announcement Date") or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, subdivision or reclassification with respect to the Class A Common Stock; and

        (B) The Fair Market Value per share of the Class A Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the "Determination Date"), whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to the Common Stock.

      (ii) The aggregate amount of cash and the Fair Market Value, as of the date of the consummation of the Business Combination, of consideration other than cash to be received per share by holders of shares of any class or series of outstanding Capital Stock, other than Common Stock, shall be at least equal to the highest amount determined under clauses (A), (B) and (C) below:

        (A) (if applicable) the highest per share price (including any brokerage commission, transfer taxes and soliciting dealers' fees) paid by or on behalf of the Interested Stockholder for any share of such class or series of Capital Stock in connection with the acquisition by the Interested Stockholder of beneficial ownership of shares of such class or series of Capital Stock (x) within the two year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher, in either case as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock;

        (B) The Fair Market Value per share of such class or series of Capital Stock on the Announcement Date or on the Determination Date, whichever is higher, as adjusted for any subsequent stock split, stock dividend, subdivision or reclassification with respect to such class or series of Capital Stock; and

        (C) (if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Capital Stock would be entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation regardless of whether the Business Combination to be consummated constitutes such an event.

  The provisions of this paragraph (b) shall be required to be met with respect to every class or series of outstanding Capital Stock, whether or not the Interested Stockholder has previously acquired beneficial ownership of any shares of a particular class or series of Capital Stock.

      (iii) The consideration to be received by holders of a particular class or series of outstanding Capital Stock shall be in cash or in the same form as previously has been paid by or on behalf of the Interested Stockholder in connection with its direct or indirect acquisition of beneficial ownership of shares of such class or series of Capital Stock. If the consideration so paid for shares

B10

  of any class or series of Capital Stock varied as to form, the form of consideration for such class or series of Capital Stock shall be either cash or the form used to acquire beneficial ownership of the largest number of shares of such class or series of Capital Stock previously issued by the Interested Stockholder.

      (iv) After the Determination Date or prior to the consummation of such Business Combination, (A) except as approved by a majority of the Continuing Directors, there shall have been no failure to declare and pay at the regular date therefor any full quarterly dividends (whether or not cumulative) payable in accordance with the terms of any outstanding Capital Stock; (B) there shall have been no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any stock split, stock dividend or subdivision of the Common Stock) except as approved by a majority of the Continuing Directors; (C) there shall have been an increase in the annual rate of dividends paid on the Common Stock as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction that has the effect of reducing the number of outstanding shares of Common Stock, unless the failure so to increase such annual rate is approved by a majority of the Continuing Directors; and (D) such Interested Stockholder shall not have become the beneficial owner of any additional shares of Capital Stock except as part of the transaction that results in such Interested Stockholder becoming an Interested Stockholder and except in a transaction that, after giving the effect thereto, would not result in any increase in the Interested Stockholder's percentage beneficial ownership of any class or series of Capital Stock.

      (v) After the Determination Date, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder of the Corporation), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise.

      (vi) A proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") (or any subsequent provisions replacing such Exchange Act, rules or regulations) shall be mailed to all stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to the Exchange Act or subsequent provisions). The proxy or information statement shall contain on the first page thereof, in a prominent place, any statement as to the advisability (or inadvisability) of the Business Combination that the Continuing Directors, or any of them, may choose to make and, if deemed advisable by a majority of the Continuing Directors, the opinion of an investment banking firm selected by a majority of the Continuing Directors as to the fairness (or unfairness) of the terms of the Business Combination from a financial point of view to the holders of the outstanding shares of Capital Stock other than the Interested Stockholder and its Affiliates or Associates, such investment banking firm to be paid a reasonable fee for its services by the Corporation.

      (vii) Such Interested Stockholder shall not have made any major change in the Corporation's business or equity capital structure without the approval of a majority of the Continuing Directors.

    SECTION 3. The following definitions shall apply with respect to this Article VIII:

    (a) The term "Business Combination" shall mean:

      (i)  any merger or consolidation of the Corporation or any Subsidiary (as defined below) with (x) any Interested Stockholder or (y) any other corporation (whether or not itself an Interested Stockholder) which is or after such merger or consolidation would be an Affiliate or Associate of an Interested Stockholder; or

B11

      (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition or security arrangement, investment, loan, advance, guarantee, agreement to purchase, agreement to pay, extension of credit, joint venture participation or other arrangement (in one transaction or a series of transactions) with or for the benefit of any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder involving any assets, securities or commitments of the Corporation, any Subsidiary or any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder which, together with all other such arrangements (including all contemplated future events), has an aggregate Fair Market Value and/or involves aggregate commitments of $10,000,000 or more or constitutes more than five percent (5%) of the book value of the total assets (in the case of transactions involving assets or commitments other than Capital Stock) or five percent (5%) of the stockholders' equity (in the case of transactions in Capital Stock) of the entity in question (the "Substantial Part"), as reflected in the most recent fiscal year-end consolidated balance sheet of such entity existing at the time the stockholders of the Corporation would be required to approve or authorize the Business Combination involving the assets, securities and/or commitments constituting any Substantial Part; or

      (iii) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation or for any amendment to the Corporation's By-laws or to this Certificate of Incorporation proposed by or on behalf of an Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

      (iv) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its subsidiaries or any other transaction (whether or not with or otherwise involving an Interested Stockholder) that has the effect, directly or indirectly, of increasing the proportionate share of any class or series of Capital Stock, or any securities convertible into Capital Stock or into equity securities of any Subsidiary, that is beneficially owned by any Interested Stockholder or any Affiliate or Associate of any Interested Stockholder; or

      (v) any agreement, contract or other arrangement providing for any one or more of the actions specified in the foregoing clauses (i) to (iv).

    (b) The term "Capital Stock" shall mean all capital stock of the Corporation authorized to be issued from time to time under Article IV of this Certificate of Incorporation. The term "Voting Stock" shall mean all Capital Stock which by its terms may be voted on all matters submitted to stockholders of the Corporation generally. The term "Common Stock" shall mean collectively the Class A Common Stock[, the Class B Common Stock]6 and any other classes of common stock of the Corporation as may be issued from time to time under Article IV of this Certificate of Incorporation.

6 This language will be deleted if the Reclassification Amendment is approved.

    (c) The term "person" shall mean any individual, firm, corporation or other entity and shall include any group comprised of any person and any other person with whom such person or any Affiliate or Associate of such person has any agreement, arrangement or understanding, directly or indirectly, for the purpose of acquiring, holding, voting or disposing of Capital Stock.

    (d) The term "Interested Stockholder" shall mean any person (other than the Corporation or any Subsidiary and other than any profit-sharing, employee stock ownership or other employee benefit plan of the Corporation or any Subsidiary or any trustee of or fiduciary with respect to any such plan when acting in such capacity or the Co-Presidents of the Corporation on the date of the filing of this Certificate of Incorporation) who (i) is or has announced or publicly disclosed a plan or intention to become the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock; or (ii) is an Affiliate or Associate (other than the Co-Presidents of the Corporation on the date of the filing of this

B12

Certificate of Incorporation) of the Corporation and at any time within the two year period immediately prior to the date in question was the beneficial owner of Voting Stock representing ten percent (10%) or more of the votes entitled to be cast by the holders of all then outstanding shares of Voting Stock.

    (e) A person shall be a "beneficial owner" of any Capital Stock (i) which such person or any of its Affiliates or Associates beneficially owns, directly or indirectly; (ii) which such person or any of its Affiliates or Associates has, directly or indirectly, (A) the right to acquire (whether such right is exercisable immediately or subject only to the passage of time), pursuant to an agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (B) the right to vote pursuant to any agreement, arrangement or understanding; or (iii) which is beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Capital Stock. For the purpose of determining whether a person is an Interested Stockholder pursuant to paragraph (d) of this Section 3, the number of shares of Capital Stock deemed to be outstanding shall include shares deemed beneficially owned by such person through application of this paragraph (e) of Section 3 but shall not include any other shares of Capital Stock that may be issuable pursuant to any agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

    (f)  The terms "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act as in effect on the date of filing of this Certificate of Incorporation with the Secretary of State of the State of Delaware (the term "registrant" in said Rule 12b-2 meaning in this case the Corporation).

    (g) The term "Subsidiary" means any company of which a majority of any class of equity security is beneficially owned by the Corporation; provided, however, that for the purposes of the definition of Interested Stockholder set forth in paragraph (d) of this Section 3, the term "Subsidiary" shall mean only a company of which a majority of each class of equity security is beneficially owned by the Corporation.

    (h) The term "Continuing Director" means any member of the Board of Directors, while such person is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and was a member of the Board of Directors prior to the time that an Interested Stockholder became an Interested Stockholder, and any successor of a Continuing Director while such successor is a member of the Board of Directors, who is not an Affiliate or Associate or representative of the Interested Stockholder and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

    (i)  "Fair Market Value" means (i) in the case of cash, the amount of such cash; (ii) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange-Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such exchange, on the principal United States securities exchange registered under the Exchange Act on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations System or any similar system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Continuing Directors in good faith; and (iii) in the case of property other than cash or stock, the Fair Market Value of such property on the date in question as determined in good faith by a majority of the Continuing Directors.

B13

    (j)  In the event of any Business Combination in which the Corporation survives, the phrase "consideration other than cash to be received" as used in paragraphs (b)(i) and (b)(ii) of Section 2 of this Article VIII shall include the shares of Common Stock and/or the shares of any other class or series of Capital Stock retained by the holders of such shares.

    SECTION 4. A majority of the Continuing Directors shall have the power and duty to determine for the purpose of this Article VIII, on the basis of information known to them after reasonable inquiry, all questions arising under this Article VIII, including, without limitation, (i) whether a person is an Interested Stockholder, (ii) the number of shares of Capital Stock or other securities beneficially owned by any person, (iii) whether a person is an Affiliate or Associate of another, (iv) whether a Proposed Action (as defined below) is with, or proposed by, or on behalf of an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder, (v) whether the assets that are the subject of any Business Combination have or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Business Combination has, an aggregated Fair Market Value of Ten Million Dollars 10,000,000) or more and (vi) whether the assets or securities that are the subject of any Business Combination constitute a Substantial Part. Any such determination made in good faith shall be binding and conclusive on all parties.

    SECTION 5. Nothing contained in this Article VIII shall be construed to relieve any Interested Stockholder from any fiduciary obligation imposed by law.

    SECTION 6. The fact that any Business Combination complies with the provisions of Section 2 of this Article VIII shall not be construed to impose any fiduciary duty, obligation or responsibility on the Board of Directors, or any member thereof, to approve such Business Combination or recommend its adoption or approval to the stockholders of the Corporation, nor shall such compliance limit, prohibit or otherwise restrict in any manner the Board of Directors, or any member thereof, with respect to evaluations of, or actions and responses taken with respect to, such Business Combination.

    SECTION 7. For purposes of this Article VIII, a Business Combination or any proposal to amend, repeal or adopt any provision of this Certificate of Incorporation inconsistent with this Article VIII (collectively, "Proposed Action") is presumed to have been proposed by, or on behalf of, an Interested Stockholder or an Affiliate or Associate of an Interested Stockholder or a person who thereafter would become such if (i) after the Interested Stockholder became such, the Proposed Action is proposed following the election of any director of the Corporation who, with respect to such Interested Stockholder, would not qualify to serve as a Continuing Director or (ii) such Interested Stockholder, Affiliate, Associate or person votes for or consents to the adoption of any such Proposed Action, unless as to such Interested Stockholder, Affiliate, Associate or person, a majority of the Continuing Directors makes a good-faith determination that such Proposed Action is not proposed by or on behalf of such Interested Stockholder, Affiliate, Associate or person, based on information known to them after reasonable inquiry.

    SECTION 8. Notwithstanding any other provisions of this Certificate of Incorporation or the By-laws of the Corporation (and notwithstanding the fact that a lesser percentage or separate class vote may be specified by law, this Certificate of Incorporation or the By-law of the Corporation), the affirmative vote of the holders of not less than eighty percent (80%) of the votes entitled to be cast by the holders of all the then outstanding shares of Voting Stock, voting together as a single class, excluding Voting Stock beneficially owned by such Interested Stockholder, shall be required to amend or repeal, or adopt any provisions inconsistent with, this Article VIII; provided, however, that this Section 8 shall not apply to, and such eighty percent (80%) vote shall not be required for, any amendment, repeal or adoption unanimously recommended by the Board of Directors if all of such directors are persons who would be eligible to serve as Continuing Directors within the meaning of Section 3, paragraph (h), of this Article VIII.

B14

ARTICLE IX
BOOKS AND RECORDS

    The books and records of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the By-laws of the Corporation.

ARTICLE X
RIGHT TO AMEND CERTIFICATE OF INCORPORATION

    The Corporation reserves the right to Change (as defined in Article V) any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation; provided, however, that subject to the powers and rights provided for herein with respect to Preferred Stock issued by the Corporation, if any, but notwithstanding anything else contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least eighty percent (80%) of the then outstanding shares of the Voting Stock (as defined in Article VIII), voting together as a single class, shall be required to Change Article V, Article VI, Article VII, Article VIII, or this Article X.

    IN WITNESS WHEREOF, Health Net, Inc. has caused this Fifth Amended and Restated Certificate of Incorporation to be signed by Jay M. Gellert, its President and Chief Executive Officer, and attested to by B. Curtis Westen, its Senior Vice President, General Counsel and Secretary, this  th day of            , 2001.

HEALTH NET, INC. a Delaware corporation
By:	Jay M. Gellert President and Chief Operating Officer
ATTEST:
By	B. Curtis Westen, Esq. Senior Vice President, General Counsel and Secretary

B15

ANNEX C

HEALTH NET, INC.
21650 OXNARD STREET
WOODLAND HILLS, CALIFORNIA 91367
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND
MANAGEMENT OF HEALTH NET, INC.

  The undersigned does hereby appoint Jay M. Gellert and B. Curtis Westen as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all the shares of Class A Common Stock of Health Net, Inc. (the "Company") held of record by the undersigned on March 16, 2001 at the annual meeting of stockholders (the "Annual Meeting") to be held on May 3, 2001 or any adjournment or postponement thereof.

PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
USING THE ENCLOSED ENVELOPE.

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

  ON THE REVERSE SIDE OF THIS CARD ARE INSTRUCTIONS ON HOW TO VOTE YOUR SHARES FOR THE ELECTION OF DIRECTORS AND ALL OTHER PROPOSALS OVER THE INTERNET. PLEASE CONSIDER VOTING OVER THE INTERNET, WHICH IS EASY AND CONVENIENT—YOUR VOTE IS RECORDED AS IF YOU MAILED IN YOUR PROXY CARD.

  THANK YOU FOR YOUR ATTENTION TO THESE MATTERS.

HEALTH NET, INC.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. /X/

[ ]

  If no direction is made, this Proxy will be voted FOR Proposal 1, Proposal 2, Proposal 3, Proposal 4 and Proposal 5 and in the direction of the Proxies as to any other matter that may properly come before the Annual Meeting.

1.	Election of Class II Directors—
NOMINEES: Gale S. Fitzgerald, Roger F. Greaves, Richard W. Hanselman and Raymond S. Troubh.
(Except nominee(s) as written above)
	For All	Withhold All	For All Except
	/ /	/ /	/ /
2.	Election of Class I Director—
NOMINEE: Bruce G. Willison.

(Except nominee(s) as written above)
	For All	Withhold All	For All Except
	/ /	/ /	/ /
3.	To ratify the selection of Deloitte & Touche LLP as the Company's independent auditors.
	For	Against	Abstain
	/ /	/ /	/ /
4.
To amend and restate the Company's current certificate of incorporation to eliminate the authority for thirty million (30,000,000) shares of Class B Convertible Common Stock of the Company, and to reclassify the thirty million (30,000,000) shares of authorized stock of the Company equally between the authorized Class A Common Stock and Preferred Stock of the Company.
	For	Against	Abstain
	/ /	/ /	/ /
5.
To amend and restate the Company's current certificate of incorporation to (a) eliminate the separation of the Company's Board of Directors into three separate classes and to replace it with a Board of Directors that is elected on an annual basis and (b) eliminate provisions relating to the removal of directors
	For	Against	Abstain
	/ /	/ /	/ /
6.	To authorize the proxies to vote in their discretion upon such other matters as may properly come before the Annual Meeting.
	For	Against	Abstain
	/ /	/ /	/ /

The undersigned acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on May 3, 2001 and the related Proxy Statement. This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder.

Dated:	, 2001

Signature(s):

Please sign exactly as name appears hereon. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by an authorized person.

DETACH PROXY CARD HERE

CONTROL NUMBER

NOW YOU CAN VOTE YOUR SHARES VIA THE INTERNET!
QUICK—EASY—IMMEDIATE—AVAILABLE 24 HOURS A DAY—7 DAYS A WEEK

TO VOTE VIA THE INTERNET	Go to the following website:
www.computershare.com/us/proxy
Enter the information requested on your computer screen, including your 6-digit CONTROL NUMBER located above.
Follow the simple instructions on the screen.

If you vote using the Internet, DO NOT mail back the proxy card unless you wish to change your vote.

                            Note: Internet voting is only available until 5:00 p.m. (CDT) on Tuesday, May 1, 2001.

                            THANK YOU FOR VOTING!

QuickLinks

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
PROXY STATEMENT
INTRODUCTION
NOMINATION AND ELECTION OF DIRECTORS
PROPOSAL 1—ELECTION OF CLASS II DIRECTORS
PROPOSAL 2—ELECTION OF CLASS I DIRECTOR
EXECUTIVE OFFICERS
ACTIVITIES OF THE BOARD OF DIRECTORS AND ITS COMMITTEES
REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION FOR FISCAL YEAR 2000
COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HEALTH NET, INC., S&P 500 INDEX AND PEER GROUP INDEX FROM DECEMBER 31, 1995 TO DECEMBER 31, 2000
EXECUTIVE COMPENSATION AND OTHER INFORMATION
SUMMARY COMPENSATION TABLE
OPTION/SAR GRANTS IN LAST FISCAL YEAR
AGGREGATE OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES
DIRECTORS' COMPENSATION FOR 2000
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF HEALTH NET, INC.
PROPOSAL 3—RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS
PROPOSAL 4—AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO RECLASSIFY AUTHORIZED STOCK
PROPOSAL 5—AMENDMENT AND RESTATEMENT OF CERTIFICATE OF INCORPORATION TO ELIMINATE CLASSIFIED BOARD AND REMOVAL PROVISIONS
REQUIREMENTS AND PROCEDURES FOR SUBMISSION OF PROXY PROPOSALS AND NOMINATIONS OF DIRECTORS BY STOCKHOLDERS
OTHER MATTERS
ANNEX A
ANNEX B
ARTICLE V